                             ACQUISITION AGREEMENT


                                 by and between


                         ESCO ELECTRONICS CORPORATION.

                                     Buyer,


                                      and


                                  SCHAWK, INC.


                                    Seller.




                            Dated December 18, 1996

                               TABLE OF CONTENTS


                             ACQUISITION AGREEMENT

SECTION                                                                          PAGE

ARTICLE I  DEFINITIONS..............................................................1

ARTICLE II  PURCHASE AND SALE OF PURCHASED ASSETS...................................9
   2.1 Assets to be Purchased.......................................................9
   2.2 Assumed Liabilities..........................................................9
   2.3 Consideration................................................................9
   2.4 Allocation of Consideration..................................................9
   2.5 Closing......................................................................9
   2.6 Deliveries of Seller at Closing.............................................10
   2.7 Deliveries of Buyer at Closing..............................................10
   2.8 Determination of Closing Working Capital....................................10
   2.9Post-Closing Adjustment......................................................11

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER..............................11
   3.1 Corporate Existence and Power of Seller.....................................12
   3.2 Approval and Enforceability of Agreement....................................12
   3.3 Financial Statements........................................................12
   3.4 Events Subsequent to September 30, 1996.....................................13
   3.5 Inventories.................................................................14
   3.6 Accounts and Notes Receivable...............................................14
   3.7 Undisclosed Liabilities.....................................................14
   3.8 Taxes.......................................................................15
   3.9 Real Property Owned.........................................................16
   3.10 Personal Property and Capital Stock Owned..................................18
   3.11 Real and Personal Property Leased from Seller Group Persons................18
   3.12 Real and Personal Property Leased to a Seller Group Person.................18
   3.13 Intellectual Property......................................................19
   3.14 Necessary Property and Transfer of Purchased Assets........................19
   3.15 Use and Condition of Property..............................................20
   3.16 Licenses and Permits.......................................................20
   3.17 Contracts--Disclosure......................................................20
   3.18 Contracts--Validity, Etc...................................................21
   3.19 No Breach of Law or Governing Documents....................................22
   3.20 Litigation and Arbitration.................................................22
   3.21 Officers, Directors, Employees and Consultants.............................22
   3.22 Indebtedness to and from Officers, Directors and Others....................23
   3.23 Outside Financial Interests................................................23
   3.24 Payments, Compensation and Perquisites of Agents and Employees.............23
   3.25 Labor Agreements  and Employment Agreements................................23


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
   3.26 Employee Benefit Plans.....................................................24
   3.27 Terminated Plans...........................................................25
   3.28 Overtime, Back Wages, Vacation and Minimum Wages...........................25
   3.29 Discrimination, Workers Compensation and Occupational Safety and Health....26
   3.30 Alien Employment Eligibility...............................................26
   3.31 Labor Disputes; Unfair Labor Practices.....................................26
   3.32 Insurance Policies.........................................................26
   3.33 Guarantees.................................................................27
   3.34 Product Warranties.........................................................27
   3.35 Product Liability Claims...................................................27
   3.36 Product Safety Authorities.................................................27
   3.37 Environmental Matters......................................................27
   3.38 Broker's Fees..............................................................29
   3.39 Foreign Assets.............................................................29
   3.40 Absence of Sensitive Payments..............................................29
   3.41 Trade Regulation Law.......................................................30
   3.42 Truthfulness...............................................................30
   3.43 Bank Accounts of Purchased  ntities........................................30
   3.44 Books and Records..........................................................30
   3.45 Affiliates.................................................................30
   3.46 Ownership of Assets........................................................30
   3.47 No Marks on Equipment or Inventory.........................................30

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER................................31
   4.1 Corporate Existence of Buyer................................................31
   4.2 Approval of Agreement.......................................................31
   4.3 No Breach of Articles or Indentures.........................................31

ARTICLE V CERTAIN COVENANTS........................................................31
   5.1 Operation of the Business...................................................32
   5.2 Preservation of Business....................................................33
   5.3 Insurance and Maintenance of Property.......................................33
   5.4 Full Access.................................................................33
   5.5 Books, Records and Financial Statements.....................................33
   5.6 WARN Act....................................................................33
   5.7 Other Government Filings....................................................34
   5.8 Tax Matters.................................................................34
   5.9 Change of Name..............................................................35
   5.10 Escrow.....................................................................35
   5.11 Supplements to Schedules...................................................35
   5.12 Adverse Changes............................................................36

ARTICLE VI  COVENANT NOT TO COMPETE................................................36
   6.1 Covenant Not to Compete.....................................................36
   6.2  Restriction on Employment..................................................37
   6.3 Confidentiality.............................................................37


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
   6.4 Remedies....................................................................37
   6.5 Permitted Investments.......................................................37
   6.6 Access to Properties and Records............................................38

ARTICLE VII  CONDITIONS TO BUYER'S OBLIGATIONS.....................................38
   7.1 Representations and Warranties of Seller....................................38
   7.2 Performance of this Agreement...............................................38
   7.3 No Material Adverse Change..................................................38
   7.4 Certificate of Seller.......................................................38
   7.5 Opinion of Counsel..........................................................39
   7.6 No Lawsuits.................................................................39
   7.7 No Restrictions.............................................................39
   7.8 Consents....................................................................39
   7.9 Releases....................................................................39
   7.10 Documents..................................................................39
   7.11 [RESERVED].................................................................39
   7.12 Title Insurance............................................................40
   7.13 Compliance with Applicable Law.............................................40
   7.14 Due Diligence..............................................................41
   7.15 Foreign Closings...........................................................41
   7.16 Further Assurances.........................................................41

ARTICLE VIII  CONDITIONS TO SELLER'S OBLIGATIONS...................................41
   8.1 Representations and Warranties of Buyer.....................................41
   8.2 Performance of this Agreement...............................................41
   8.3 Certificate of Buyer........................................................41
   8.4 Opinion of Counsel..........................................................41
   8.5 Payment of Purchase Price...................................................41
   8.6 Documents...................................................................42
   8.7 Further Assurances..........................................................42

ARTICLE IX  INDEMNIFICATION........................................................42
   9.1 Indemnification of Buyer....................................................42
   9.2 Indemnification of Seller...................................................42
   9.3 Survival....................................................................43
   9.4 Limitations.................................................................43
   9.5 Notice of Claim.............................................................43
   9.6 Rights to Contest Claims of Third Persons...................................43
   9.7 Exclusive Remedy............................................................44
   9.8 Tax Indemnification.........................................................44
   9.9 Mitigation of Losses........................................................44

ARTICLE X  DISPUTE RESOLUTION......................................................45
   10.1 Scope; Initiation..........................................................45
   10.2 Negotiations Between Executives............................................45
   10.3 Binding Arbitration........................................................45



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
   10.4 Confidentiality Notice.....................................................46

ARTICLE XI  MISCELLANEOUS..........................................................47
   11.1 Changes to Structure.......................................................47
   11.2 Termination of Agreement...................................................47
   11.3 Manner and Effect of Termination...........................................47
   11.4 Non-Disclosure of Information..............................................47
   11.5 Bulk Sales.................................................................48
   11.6 Contents of Agreement, Parties in Interest, Assignment.....................48
   11.7 Severability...............................................................48
   11.8 Counterparts...............................................................48
   11.9 Interpretation.............................................................48
   11.10 Governing Law.............................................................49
   11.11 Payment of Fees and Expenses..............................................49
   11.12 Notice....................................................................49
   11.13 Additional Agreements.....................................................50



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



                             ACQUISITION AGREEMENT

     THIS ACQUISITION AGREEMENT (the "Agreement") is made this 18th day of December, 1996, by and between ESCO Electronics Corporation, a Missouri corporation ("Buyer"), and Schawk, Inc., a Delaware corporation ("Seller"). Defined terms are set forth in Article I.

                                    RECITALS

     A. The Buyer Companies desire to purchase from Seller and the other Seller Group Persons the Purchased Assets and to assume the Assumed Liabilities, on the following terms and conditions.

     B. Seller and the other Seller Group Persons desire to sell to the Buyer Companies the Purchased Assets and to assign to the Buyer Companies the Assumed Liabilities, on the following terms and conditions.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions, and agreement hereinafter expressed, the Parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person referred to. In this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, by contract, or otherwise.

     "Affiliated Group" has the meaning set forth in Section 1504 of the Code.

     "Arbiter" means the individual appointed under Section 2.8(b).

     "Assets" means all assets and property and associated rights and interests, real, personal, and mixed, tangible and intangible, of whatever kind, owned or used by a Seller Group Person in connection with the Business. Without limiting the generality of the foregoing, the Assets include the following items:

          (a) All assets reflected and/or described on the Balance Sheet, except any such assets which have been disposed of in the Ordinary Course of the Business since the Balance Sheet Date;

          (b) all assets owned or used by a Seller Group Person in connection with the Business which have been fully depreciated or written off;


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




     (c) all assets acquired by a Seller Group Person in connection with the Business since the Balance Sheet Date;

     (d) all accounts receivable of a Seller Group Person in connection with the Business;

     (e) all inventories of a Seller Group Person in connection with the Business, including but not limited to all raw materials, finished goods, component parts and work in process;

     (f) all Contracts of a Seller Group Person with suppliers or customers in connection with the Business;

     (g) all machinery, equipment, supplies and tools of a Seller Group Person used in connection with the Business;

     (h) all vehicles of a Seller Group Person used in connection with the Business; (including without limitation any helicopters or other aircrafts);

     (i) all parcels of real property of a Seller Group Person used in connection with the Business, including without limitation all buildings, plants, warehouses, facilities and other improvements and fixtures thereon and appurtenances thereto;

     (j) all permits, approvals, licenses and certifications issued to a Seller Group Person by a Government or by a private testing or certifying authority in connection with the Business, to the extent assignable under the terms thereof and applicable Law;

     (k) all transferable rights of Seller or its Affiliates to tax exemptions in connection with the Business, including without limitation the Puerto Rico Grant;

     (l) all Intellectual Property and documentation thereof and the right and power to assert, defend and recover title thereto in the same manner and to the same extent as a Seller Group Person could or could cause to be done if the transactions contemplated hereby did not occur, and the right to recover for past damages on account of the infringement, misuse, or theft thereof;

     (m) all records, including business, computer, engineering, and other records, and all associated documents, discs, tapes, and other storage or record keeping media of any Seller Group Person prepared or held in connection with the Business, including but not limited to all sales data, customer lists, accounts, bids, contracts, supplier records, and other data and information of the Business, excluding corporate minute books of the Seller Companies;

     (n) all rights and claims against others under Contracts;

     (o) all interests in any capital stock of the Purchased Entities; and

     (p) all other claims against others, rights, and choses in action, liquidated or unliquidated, of a Seller Group Person arising from the Business, including those arising under insurance policies.

     "Assignment and Assumption Agreement" means the form of instrument attached as Exhibit A.

     "Assumed Executory and Other Agreements" means (i) the Contracts described in the Schedules hereto, subject to Buyer's right of review and approval under
Section 5.11 of such Schedules; (ii) executory contracts, agreements or other commitments existing on the date hereof and not required to be disclosed in said Schedules; (iii) executory contracts, agreements or other commitments between the date hereof and the Closing, in accordance with the provisions hereof; (iv) executory warranties, agreements and commitments in respect to product liability and product support arising out of the sale of goods and inventory or the rendition of services by the Business; provided, however, Assumed Executory and Other Agreements shall not include that certain Consulting Agreement between Seller and Plastic Molded Concepts, Inc. involving consulting services from Bert Bodnar.

     "Assumed Liabilities" means Liabilities of a Non-Purchased Entity, to the extent the Liabilities are:

         (a) incurred in the Ordinary Course of the Business and to the extent they are:

                (i) Liabilities that are (A) quantified on the Closing Balance Sheet, and if incurred on or before the Balance Sheet Date, quantified on the Balance Sheet, and (B) if incurred after the date of this Agreement, incurred in compliance with this Agreement; provided, however, that Liabilities quantified on the Closing Balance Sheet shall not include Liabilities owed by Seller to Plastic Molded Concepts, Inc.; or

                (ii) Liabilities which exist at or accrue following the Closing Date under Assumed Executory and Other Agreements; or

         (b) specifically identified on Exhibit I to the Assignment and Assumption Agreement.

     "Balance Sheet" means the unaudited, consolidated, and consolidating balance sheet of the Business as of September 30, 1996, and all notes and schedules thereto, attached on Schedule 3.3.

     "Balance Sheet Date" means the date of the Balance Sheet.

     "Bill of Sale" means the form of instrument attached as Exhibit B.

     "Business" means the business and operations of any and all Seller Group Persons reflected in the Confidential Memorandum and referred to therein as The Plastics Group of Seller.

     "Business Condition" of a Person or business means the business, assets, results of operations, or condition (financial or otherwise) of such Person or business.

     "Buyer" has the meaning set forth in the Preamble.

     "Buyer Company" means one of the corporations identified on Schedule 2.1 or a corporation to which Buyer has assigned certain of its rights pursuant to
Section 11.6.


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



     "Buyer Companies" means all of the corporations identified on Schedule
2.1.

     "Cash and Cash Equivalents" means, at any time, any assets which are in the form of, or are readily convertible into money, including, without limitation, cash, checks and other negotiable instruments, deposits with any bank or financial institution (whether as demand deposits or time deposits and whether or not evidenced by certificates of deposit), and readily marketable securities of any type.

     "Closing" means the consummation of the transactions contemplated by this Agreement.

     "Closing Audit" has the meaning specified in Section 2.8(a) hereof.

     "Closing Balance Sheet" means the balance sheet prepared pursuant to
Section 2.8(a).

     "Closing Date" means January 31, 1997 or, if the conditions to Closing are not by then satisfied, on such date following satisfaction of such conditions (other than conditions to be satisfied at Closing according to the terms hereof) as the Parties may agree in writing but not later than February 15, 1997 or, if any conditions are not satisfied as a result of factors beyond the control of either Party, not later than March 31, 1997.

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "Code" means the Internal Revenue Code of 1986, as from time to time amended.

     "Confidential Memorandum" means the confidential memorandum relating to the Plastics Group of Seller dated September, 1996.

     "Consideration" has the meaning set forth in Section 2.3 hereof.

     "Contract" means any contract, agreement, arrangement, understanding, lease, indenture, evidence of indebtedness, binding commitment or instrument, purchase order, or offer, written or oral, entered into or made by or on behalf of any Seller Group Person, or to which any Seller Group Person is a party, or by which it or its property is bound, in connection with the Business.

     "Court" means any court, grand jury, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body.

     "Covenant Not to Compete" means the obligations of the Non-Purchased Entities under Article VI.

     "Dollars" or "$" means United States Dollars.

     "Effective Time" means the effective time of the Closing, which shall be as of the close of business on the Closing Date.

     "Employee" means any employee of any Seller Group Person in connection with the Business, including any retired, laid-off, on-leave, former or terminated employee.




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

     "Employee Plan/Agreement" has the meaning set forth in Section 3.26 hereof.

     "Environmental Law" means any current or past Law relating to the protection of health or the environment, including without limitation: the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substance Control Act, any comparable state or foreign Law, and the common law, including the law of nuisance and strict liability.

     "Environmental Permits" means all permits, registrations, approvals and licenses, and all filings with and submissions to any Government or other authority, required by any Environmental Law.

     "Environmental Property" means all assets and property currently or previously owned, leased, operated or used by any Seller Group Person or any entity previously owned by a Seller Group Person for which Successor liability may exist.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agreement" means the form of agreement attached as Exhibit C.

     "Excluded Assets" means (i) the PMC Note, (ii) Cash and Cash Equivalents,
(iii) any office equipment, computers or similar items which are located at Seller's headquarters at 1695 River Road, Des Plaines, Illinois and neither necessary for the operation of the Business nor included on the Balance Sheet or in the Confidential Memorandum, (iv) any computer software relating to Seller's option program or dividend program that is neither necessary for payment of compensation to Employees in Puerto Rico or the operation of the Business nor included on the Balance Sheet or in the Confidential Memorandum, and (v) computer software and hardware relating to Seller's Tek Pak Division on PIC-based computer software on General Automation hardware (the "Tek Pak Software and Hardware"), provided, that Seller shall upon Closing license to Buyer, at no cost to Buyer, the Tek Pak Software and Hardware for so long as such Tek Pak Software and Hardware is required to operate the Business in an efficient manner, and such license shall be included in the Intellectual Property.

     "Excluded Liabilities" means all Liabilities of any Seller Group Person other than the Assumed Liabilities.

     "Existing Names" has the meaning set forth in Section 5.9 hereof.

     "Final Purchase Price" means the Purchase Price following adjustment pursuant to Section 2.9.

     "Financial Statements" means the Balance Sheet, the Other Statements, and the Other Financial Statements.

     "GAAP" means U.S. generally accepted accounting principles applied on a consistent basis.

     "Government" means the United States of America, any other nation or sovereign state, the European Union, any federal, bilateral or multilateral governmental authority, the Commonwealth of Puerto Rico, any state, possession, territory, county, district, city or other governmental unit or subdivision, and any branch, agency, or judicial body of any of the foregoing.




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

     "Government Contract" means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, change order, or other arrangement of any kind in writing, (A) between a Seller Group Person, in connection with the Business, and (i) a Government, (ii) any prime contractor of a Government,
(iii) any subcontractor with respect to any contract described in clauses (i) or (ii) above, or (B) to which a Seller Group Person, in connection with the Business, is a party, or by which it is bound and which is financed by a Government and subject to the rules and regulations of such Government concerning procurement.

     "Hazardous Materials" means any pollutants, contaminants, hazardous substances, hazardous chemicals, toxic substances, hazardous wastes, infectious wastes, radioactive materials, petroleum including crude oil or any fraction thereof, asbestos fibers, or solid wastes or other hazardous materials.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (incorporated as Section 7A of the Clayton Act), as amended.

     "Intellectual Property" means all of the following (in whatever form or medium) which are owned by or licensed to any Seller Group Person in connection with the Business: patents, trademarks, service marks, trade names, corporate names, copyrights, and copyrighted works; registrations thereof and applications therefor; trade secrets, software (whether in source code or object code), firmware, mask works, programs, inventions, discoveries, proprietary processes, and items of proprietary know-how, information, data or intellectual property; proprietary prospect lists, customer lists, projections, analyses, and market studies; and licenses, sublicenses, assignments, and agreements in respect of any of the foregoing; provided, however, that Intellectual Property shall not include trademarks, service marks, trade names or corporate names for "Schawk, Inc." or "Schawk Graphics."

     "Law" means any statute, law, treaty, ordinance, rule, regulation, instrument, directive, decree, order, or injunction of any Government, quasi-governmental authority, or Court, and includes any rule or regulation of any regulatory or self-regulatory authority compliance with which is required by law.

     "Liability" means any liability and/or obligation, whether or not required to be reflected on the financial statements of a business.

     "Lien" means any lien, security interest, mortgage, option, lease, tenancy, occupancy, covenant, condition, easement, agreement, pledge, hypothecation, charge, claim, restriction, or other encumbrance of every kind and nature.

     "Non-Purchased Entities" means all Seller Group Persons which are not a Purchased Entity.

     "Notice of Dispute" means a notice to Buyer delivered pursuant to Section 2.8(b), specifying in reasonable detail all points of disagreement with the computation of Working Capital set forth on the Closing Balance Sheet.

     "Order" means an order, judgment, writ, injunction, award or decree of any Court or Government.





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

     "Ordinary Course" means, with respect to the Business, only the ordinary course of commercial operations customarily engaged in by such Business consistent with past practices, and specifically does not include (a) activity
(i) involving the purchase or sale of such business or of any product line or business unit, (ii) involving modification or adoption of any Employee Plan/Agreement or (iii) which requires approval by the board of directors or shareholders of a corporation engaged in such business, or (b) the incurrence of any liability for any tort or any breach or violation of or default under any Contract or Law.

     "Other Financial Statements" means the unaudited consolidated, and consolidating balance sheets of the Seller as of September 30, 1996, and the audited consolidated, and consolidating balance sheets of the Seller as of December 31, 1995, 1994, and 1993 and the related statements of earnings, stockholders' equity and cash flows for the periods then ended, together with all notes or schedules thereto, attached on Schedule 3.3.

     "Other Statements" means the balance sheets, statements of earnings and cash flows of the Business, other than the Balance Sheet, as of September 30, 1996, and December 31, 1995, 1994, and 1993, and all notes and schedules thereto, attached on Schedule 3.3.

     "Party" means either Buyer or Seller, and "Parties" means both of them but does not include a Buyer Company other than Buyer or a Seller Group Person other than Seller.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Liens" has the meaning specified in Section 3.9(a) hereof.

     "Person" means any natural person, any domestic or foreign corporation, partnership, limited liability company, limited liability partnership, joint venture, association, company, or other legal entity, and any Government.

     "PMC Note" means the note in the amount of $2,437,000 identified on the Balance Sheet and any account receivable from Plastic Molded Concepts, Inc., not arising from the sale of goods and inventory.

     "Puerto Rico Grant" means the Grant of Industrial Tax Exemption applicable to the Business issued by the Commonwealth of Puerto Rico.

     "Purchased Assets" means all of the Assets other than the Excluded Assets.

     "Purchased Entity" means any corporation that any Buyer Company is purchasing an equity interest in pursuant to this Agreement which is set forth on Schedule 1.1(b).

     "Purchased Entity Purchase Agreement" means the form of agreement attached as Exhibit D.

     "Purchase Price" shall mean the amount set forth in Section 2.7(b).






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

     "Real Property" means each parcel of real property included in the Purchased Assets, including without limitation all buildings, plants, warehouses, facilities and other improvements and fixtures thereon and appurtenances thereto.

     "Returns" means returns, reports, estimated tax and informational statements and returns relating to Taxes which are, were or will be required by Law to be filed by any Seller Group Person or other Tax Affiliate of Seller in connection with the Business, and all information returns (e.g., Form W-2, Form
1099) and reports relating to Taxes or Employee Plan/Agreement. Any one of the foregoing Returns may be referred to sometimes as a "Return".

     "Seller" has the meaning set forth in the Preamble.

     "Seller Company" means any Seller Group Person which is a corporation.

     "Seller Group" means Seller and all Affiliates of Seller.

     "Seller Group Person" means a Person included in the Seller Group.

     "Seller Group Persons" means all of the persons included in the Seller
Group.

     "Shares" has the meaning specified in Section 3.10(b) hereof.

     "Tax Affiliate" means any member of an Affiliated Group of which Seller is or was a member, or any member of a combined or unitary group of which Seller is or was a member.

     "Taxes" means all taxes, charges, fees, levies or other like assessments imposed or assessed by any Government, including without limitation income, profits, windfall profit, employment (including Social Security, state pension plans, and unemployment, workmen's, and occupational and non-occupational disability insurance required by Law), withholding, payroll, franchise, gross receipts, sales, use, transfer, stamp, occupation, real or personal property, ad valorem, value added, premium, and excise taxes; Pension Benefit Guaranty Corporation premiums and any other like Government charges; and shall include all penalties, fines, assessments, additions to tax, and interest resulting from, attributable to, or incurred in connection with such Taxes or any contest or despite thereof. Any one of the foregoing Taxes may be referred to sometimes as a "Tax."

     "Title Commitment" has the meaning specified in Section 7.13(a) hereof.

     "Title Company" has the meaning specified in Section 7.13(a) hereof.

     "WARN Act" means the Worker Adjustment and Retraining Notification Act, as amended.

     "Working Capital" means (x) current assets (as identified on the Balance Sheet) excluding Cash and Cash Equivalents, and the PMC Note, minus (y) current liabilities (as identified on the Balance Sheet, all determined in accordance with GAAP; for purposes of the Closing Balance Sheet, current assets shall be included to the extent included in the Purchased Assets, and current liabilities shall be included to the extent arising from Assumed Liabilities or Liabilities of a Purchased Entity, or a reserve or accrual relating thereto.








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

                                   ARTICLE II


                     PURCHASE AND SALE OF PURCHASED ASSETS

     2.1 ASSETS TO BE PURCHASED. Subject to the terms and conditions hereof, on the Closing Date and as of the Effective Time, a Seller Group Person shall sell to a Buyer Company, as identified on Schedule 2.1, free and clear of all Liens, all right, title and interest in and to, collectively, all of the Purchased Assets, except for Purchased Assets to the extent owned by Purchased Entities.

     2.2 ASSUMED LIABILITIES.

         (a) Subject to the terms and conditions hereof, on the Closing Date and as of the Effective Time, a Seller Group Person shall assign and transfer to a Buyer Company, as identified on Schedule 2.1, and a Buyer Company shall assume, only the Assumed Liabilities.

         (b) Notwithstanding the foregoing, if the assignment or transfer of any obligation or instrument would cause a breach thereof and if no required consent to such assignment or transfer has been obtained, then, at the Buyer's election and in its sole discretion, and subject to the Buyer's right to require strict compliance with Section 7.10 hereof, such obligation or instrument shall not be assigned or transferred, but a Buyer Company shall act as agent for the applicable Seller Group Person in order to obtain for the applicable Buyer Company the benefits under such obligation or instrument.

         (c) EXCEPT AS EXPRESSLY AND UNAMBIGUOUSLY PROVIDED IN THIS SECTION 2.2, NEITHER BUYER, NOR ANY BUYER COMPANY, NOR ANY AFFILIATE OF ANY BUYER COMPANY ASSUMES OR AGREES TO BECOME LIABLE FOR OR SUCCESSOR TO ANY LIABILITIES OR OBLIGATIONS WHATSOEVER, LIQUIDATED OR UNLIQUIDATED, KNOWN OR UNKNOWN,
CONTINGENT OR OTHERWISE, WHETHER OF SELLER, ANY SELLER GROUP PERSON, ANY PREDECESSOR THEREOF, OR ANY OTHER PERSON, OR OF THE BUSINESS. NO OTHER STATEMENT IN OR PROVISION OF THIS AGREEMENT AND NO OTHER STATEMENT, WRITTEN OR ORAL, ACTION, OR FAILURE TO ACT INCLUDES OR CONSTITUTES ANY SUCH ASSUMPTION OR AGREEMENT, AND ANY STATEMENT TO THE CONTRARY BY ANY PERSON IS UNAUTHORIZED AND HEREBY DISCLAIMED.

     2.3 CONSIDERATION. The Consideration shall be the aggregate of (a) the Final Purchase Price, plus (b) the amount of the Assumed Liabilities.

     2.4 ALLOCATION OF CONSIDERATION.  The Consideration provided for in
Section 2.3 shall be allocated among the Purchased Assets, Assumed Liabilities and Covenant Not to Compete, and among foreign jurisdictions, as provided in
Schedule 2.4 hereto.

     2.5 CLOSING. The Closing shall take place at 9:00 a.m. local time at the offices of Vedder, Price, Kaufman & Kammholz located at 222 North LaSalle Street, Chicago, Illinois, 60601-1003.

     2.6 DELIVERIES OF SELLER AT CLOSING. At Closing, subject to the conditions to Seller's obligations in Article VIII, Seller shall execute and deliver or cause to be delivered the documents identified in Article VII.

     2.7 DELIVERIES OF BUYER AT CLOSING. At Closing, subject to the conditions to Buyer's obligations in Article VII, Buyer shall (a) execute and deliver or cause to be delivered the documents identified in Article VIII and (b) transfer by wire transfer, to an account designated by Seller not less than two business days before the Closing Date, the sum (the "Purchase Price") of (i) Ninety Two Million Dollars ($92,000,000) plus (ii) the amount of Cash and Cash Equivalents of the Purchased Entities as of the Closing Date (based on an estimate as of December 31, 1996 (the "December Cash Estimate")).

     2.8 DETERMINATION OF CLOSING WORKING CAPITAL.

         (a) As of the Closing Date, Buyer shall conduct an audit and examination of the Purchased Assets and the Assumed Liabilities (the "Closing Audit") at Buyer's sole cost and expense. The Seller, at its sole cost and expense, may have a representative participate in the taking of the physical inventory in connection with the Closing Audit. On the basis of such Closing Audit, Buyer shall prepare with the assistance of Seller personnel as requested by Buyer a balance sheet as of the Closing Date (the "Closing Balance Sheet") including a computation of Working Capital, as of the Closing Date, of the Business, in accordance with GAAP except as set forth in Schedule 2.8 applied consistently with the accounting policies and procedures followed, and utilizing similar classifications used, in preparing the Balance Sheet, provided such policies and procedures are in accordance with GAAP except as set forth in
Schedule 2.8. Buyer shall deliver the Closing Balance Sheet to the Seller not later than 45 days after the Closing Date. Each Party (the "Reviewed Party") shall, upon the request of the other party (the "Requesting Party"), provide the Requesting Party's representatives with reasonable access to the Reviewed Party's accountants and, to the extent permitted by internal rules and procedures of the Reviewed Party's accountants, use its reasonable best efforts to provide equal access to such accountant's work papers at such accountant's place of business and in such accountant's presence, in order to facilitate the Requesting Party's review of such Closing Balance Sheet. In preparing such Closing Balance Sheet, inventory shall be valued on a basis consistent with the inventory valuation in the Balance Sheet.

     (b) If the Seller disputes the computation of Working Capital set forth on the Closing Balance Sheet as delivered by Buyer, then not more than 20 days after the date the Seller receives the Closing Balance Sheet the Seller shall provide to Buyer a Notice of Dispute. Upon receipt of the Notice of Dispute, Buyer shall promptly consult with the Seller with respect to its specified points of disagreement in an effort to resolve the dispute. If any such dispute cannot be resolved by Buyer and the Seller within 20 days after Buyer receives the Notice of Dispute, or any mutually agreed upon extension to such period, they shall refer the dispute to a partner in and designated by Arthur Andersen LLP, certified public accountants (the "Arbiter"), as an arbitrator to finally determine, as soon as practicable, and in any event within 30 days after such referral, all points of disagreement with respect to the computation of Working Capital set forth on the Closing Balance Sheet. The Parties represent and warrant that neither of them has a material pre-existing relationship with the Arbiter. For purposes of such arbitration each Party shall submit a proposed computation of Working Capital; Buyer's proposals need not be identical to the computation of Working Capital set forth on the Closing

Balance Sheet and delivered pursuant to Section 2.8(a). Any items included in Buyer's computation of Working Capital not specifically disputed by Seller shall be deemed accepted and not subject to arbitration. The Arbiter shall apply the terms of this Section 2.8 and the other relevant provisions of this Agreement, and shall otherwise conduct the arbitration under such procedures as the Parties may agree or, failing such agreement, under the Commercial Arbitration Rules of the American Arbitration Association. Upon the conclusion of the arbitration proceeding, the Arbiter shall choose either Buyer's computation of Working Capital or Seller's computation. The Arbiter shall not independently calculate Working Capital. The fees and expenses of the arbitration and the Arbiter incurred in connection with the arbitration of the computation of Working Capital shall be paid by the non-prevailing party; provided, that such fees and expenses shall not include, so long as a Party complies with the procedures of this Section 2.8, the other Party's outside counsel or accounting fees. All determinations by the Arbiter shall be final, conclusive, binding and not subject to judicial review or appeal with respect to the computation of Working Capital and the allocation of arbitration fees and expenses.

     2.9 POST-CLOSING ADJUSTMENT. The Purchase Price shall be adjusted as follows, based on the computation of Working Capital set forth in the Closing Balance Sheet determined under Section 2.8(a) or if necessary, 2.8(b):

         (a) If such Working Capital is less than $13,895,000 Seller shall pay to Buyer such difference;

         (b) If such Working Capital is greater than $13,895,000 Buyer shall pay to Seller such difference;

         (c) If the December Cash Estimate is greater than the Cash and Cash Equivalents of the Purchased Entities as of the Closing Date as listed on the Closing Balance Sheet, Seller shall pay to Buyer such difference;

         (d) If the December Cash Estimate is less than the Cash and Cash Equivalents of the Purchased Entities as of the Closing Date as listed on the Closing Balance Sheet, Buyer shall pay to Seller such difference; and

         (e) Any payment required to be made by Buyer or Seller pursuant to paragraphs (a), (b), (c), or (d) above shall be by wire transfer of funds not more than three days after final determination thereof.


                                  ARTICLE III


                    REPRESENTATIONS AND WARRANTIES OF SELLER

     The Seller hereby makes the following representations and warranties, each of which is true and correct on the date hereof and each of which shall survive the Closing Date and the transactions contemplated hereby. With respect to any representation or warranty of the Seller in this Article III which is qualified by or to the Seller's or any Seller Group Person's knowledge, such knowledge shall be deemed to exist only if the persons listed on Schedule 3.0 have knowledge of the matter to which such qualification applies.

     3.1 CORPORATE EXISTENCE AND POWER OF SELLER.

         (a) True and complete copies of the articles or certificate of incorporation and bylaws and all amendments thereto of each Seller Company, certified by its secretary, are attached as Schedule 3.1. Each Seller Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdictions indicated therein.

         (b) Each Seller Company has the corporate power and authority, and each other Seller Group Person has the legal power and authority, to own and use its Assets and to transact the business in which it is engaged, holds all franchises, licenses and permits necessary and required therefor. Further, each Seller Company is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such license or qualification is required, except where the failure to be so qualified could not be reasonably expected to have a material adverse effect on such Seller Company. Each Seller Company has the corporate power, and each other Seller Group Person has the legal power, to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

     3.2 APPROVAL AND ENFORCEABILITY OF AGREEMENT.

         (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary action on the part of each Seller Group Person. Pursuant to such resolutions, authorizations, consents, approvals and/or ratifications, the Seller has full authority to enter into and deliver this Agreement, to perform its obligations hereunder and to cause each other Seller Group Person to perform their respective obligations hereunder, and to consummate, and to cause each other Seller Group Person to consummate, the transactions contemplated hereby.

         (b) Assuming the due execution and delivery hereof by Buyer, this Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller according to its terms.

     3.3 FINANCIAL STATEMENTS.

         (a) Attached as Schedule 3.3 hereto are the Financial Statements.

         (b) The Financial Statements were derived from the books and records of the Seller and (i) are true, complete, and correct, (ii) present fairly the financial position, results of operations, and cash flows of the Business and the Seller, as indicated, at the dates and for the periods indicated, (iii) have been prepared in accordance with GAAP applied on a basis consistent with previous periods, and (iv) do not include any untrue statement of a material fact required to be stated or reflected therein or omit to state or reflect any material fact necessary to make any statements therein not misleading.

         (c) The Balance Sheet and the Other Statements have been prepared on a basis consistent with the Reports on Form 10-Q of Seller filed with the Securities and Exchange Commission.

     3.4 EVENTS SUBSEQUENT TO SEPTEMBER 30, 1996. Since September 30, 1996, except as set forth on Schedule 3.4, there has been no:

         (a) change in the Business Condition of the Business other than changes in the Ordinary Course, none of which have been materially adverse and, to the knowledge of each Seller Group Person, no such change will arise from the consummation of the transactions contemplated hereby;

         (b) loss or, to the knowledge of each Seller Group Person, threatened loss of a customer account;

         (c) damage, destruction or loss, other than reasonable wear and tear, involving Assets with a fair market value or book value of $10,000 or more, whether covered by insurance or not, affecting the Purchased Assets;

         (d) declaration, setting aside, or payment of any dividend or any distribution (in cash or in kind) with respect to any securities of any Purchased Entities;

         (e) payment of fees or expenses of counsel, accountants and other experts incurred by any Purchased Entities incident to the negotiation, preparation or execution of this Agreement or the Closing;

         (f) increase in or commitment to increase compensation, benefits, or other remuneration to or for the benefit of any shareholder, member, partner, director, officer, Employee or agent in respect of the Business, any other Person, or any benefits granted under any Employee Plan/Agreement with or for the benefit of any such shareholder, member, partner, director, officer, Employee, agent or Person;

         (g) transaction entered into or carried out by any Seller Group Person in respect of the Business other than in the Ordinary Course of the Business;

         (h) borrowing or incurrence of any indebtedness (including letters of credit and foreign exchange contracts), contingent or other, by or on behalf of any Seller Group Person or any endorsement, assumption, or guarantee of payment or performance of any Indebtedness or Liability of any other Person or entity by any Seller Group Person in respect of the Business, except as provided under the credit facilities listed as Exhibit 10.18, 10.19 and 10.20 of the Seller's Form 10-K for the period ended December 31, 1995 as filed with the Securities and Exchange Commission;

         (i) change made by any Seller Group Person in its Tax or financial accounting or any Tax election;

         (j) grant of any Lien with respect to the Purchased Assets;

         (k) transfer or reclassification for accounting purposes of any Assets other than arm's-length sales, leases, or dispositions in the Ordinary Course of the Business;

         (l) material modification or termination of any Contract with an aggregate contract value of $50,000 or any material term thereof;

         (m) lease or acquisition of any capital assets included in the Purchased Assets with a value greater than $10,000 per item, unless Buyer has consented to such lease or acquisition;

         (n) in connection with the Business, loan or advance to any Person except for advances not material in amount made in the Ordinary Course of the Business to Employees;

         (o) management of current assets and current liabilities constituting Working Capital (and the level thereof) in a manner inconsistent with current practices or the preparation of the Balance Sheet; or

         (p) commitment or agreement by any Seller Group Person to do any of the foregoing items (d) through (o).

     3.5 INVENTORIES. All finished goods held by any Seller Group Person at any location are merchantable in the Ordinary Course of the Business, except to the extent of any reserve therefor on the Balance Sheet, and all inventories held by any Seller Group Person at any location are (i) valued at the lower of cost or market (cost being determined by the FIFO accounting method) in the same manner as recorded on the Balance Sheet and (ii) written off to the extent physically damaged, previously used, obsolete, discontinued, "excess" or "old." "Excess" inventory shall mean (i) with respect to products in existence more than 12 months, the amount of inventory in excess of a 12 month supply based on actual sales of such products over the last 12 months, and (ii) with respect to products introduced within the last 12 months, the amount of such inventory in excess of a 24 month supply based upon forecasted sales, which forecast has been prepared by the Seller in a commercially reasonable manner. "Old" inventory shall mean any item of inventory which has been held by Seller for more than 24 months. Except as set forth on Schedule 3.5, no Seller Group Person holds in connection with the Business any Purchased Assets on consignment or has title to or ownership of any Purchased Assets in the possession of others.

     3.6 ACCOUNTS AND NOTES RECEIVABLE. Set forth on Schedule 3.6(a) hereto are all accounts and notes receivable of all Seller Group Persons and an aging schedule related thereto, each as of September 30, 1996, June 30, 1996 and December 31, 1995. Such accounts and notes receivable are, and any accounts and notes receivable arising between such date and the Closing Date shall be, valid, genuine and subsisting, and except as set forth on Schedule 3.6(b), all such accounts and notes receivable arose or will have arisen in the Ordinary Course of the Business. Such accounts and notes receivable are not, and will not be on the Closing Date, subject to any defense, set-off, counterclaims or Lien, except for customer disputes in the Ordinary Course of the Business in respect to which adequate reserves are maintained on the Business' books and records. Except to the extent of any reserve therefor on the Financial Statements or paid in full prior to Closing, all accounts and notes receivable are and will be current and accounted for in accordance with GAAP.

     3.7 UNDISCLOSED LIABILITIES. To the knowledge of each Seller Group Person, no Seller Group Person has, in connection with the Business, any Liabilities whatsoever, asserted or unasserted, liquidated or unliquidated, accrued, absolute, contingent, or otherwise, and there is no basis for any claim against any Seller Group Person in connection with the Business for any such Liability except (a) to the extent set forth and used in determining the consolidated net worth of the Business on the Balance Sheet, (b) to the extent set forth on Schedule 3.7, or (c) Liabilities incurred in the Ordinary Course of the Business since the Balance Sheet Date, none of which will, or could, have an adverse effect upon the Business Condition of the Business.

     3.8 TAXES.

         (a) All Returns required to be filed by any Seller Group Person in connection with the Business or by any Purchased Entity on or prior to the Closing Date with respect to Taxes have been or will be timely filed.

         (b) All amounts shown on each of such Returns have been paid or will be paid when due.

         (c) Any Taxes which are to be assumed by Buyer in respect of the Purchased Assets which are attributable to the Seller Group for either its operations on or before the Closing Date, or attributable to the Agreement, which are not yet due and owing, but which will be due within 12 months of the Closing Date, will be adequately reflected on the Closing Balance Sheet as a Current Liability for Taxes, other than increases after the Closing Date in ad valorem real estate taxes assessed against the Real Property in accordance with past practice. All other liabilities for Taxes (non-current in nature) will be adequately reflected on the Closing Balance Sheet as a reserve for Taxes.

         (d) There are no grounds for the assertion or assessment of any Taxes against the Purchased Assets or the Business other than those reflected or reserved against on the Closing Balance Sheet.

         (e) Neither the Purchased Assets nor the Business or will be encumbered by any Liens arising out of any unpaid Taxes and there are no grounds for the assertion or assessment of any Liens against the Purchased Assets or the Business in respect of any Taxes (other than Liens for Taxes if payment thereof is not yet required, and which are set forth on Schedule 3.8(e) hereto).

         (f) The transactions contemplated by this Agreement will not give rise to (i) the creation of any Liens against the Purchased Assets or the Business in respect of any Taxes or (ii) the assertion of any additional Taxes against the Purchased Assets or the Business.

         (g) Except as set forth on Schedule 3.8(g), there is no action or proceeding or unresolved claim for assessment or collection, pending or threatened, by, or present or expected dispute with, any Government authority for assessment or collection from any Seller Group Person of any Taxes of any nature affecting the Purchased Assets or the Business.

         (h) There is no extension or waiver of the period for assertion of any Taxes against any Seller Group Person affecting the Purchased Assets or the Business.

         (i) Except as set forth on Schedule 3.8(i), no Seller Group Person is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

         (j) None of the Purchased Assets or Assumed Liabilities is subject to, or constitute, a safe harbor lease within the meaning of Section 168(f)(8) of the Code.

         (k) None of the Purchased Assets have been financed with, or directly or indirectly secures, any industrial revenue bonds or debt, the interest on which is tax exempt under Section 103(a) of the Code.

         (l) Except as set forth on Schedule 3.8(l), none of the Purchased Assets, Contracts, or Assumed Liabilities will constitute a partnership, joint venture, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

         (m) Except as set forth on Schedule 3.8(m), none of the Purchased Assets consist of stock in a subsidiary of any Seller Group Person.

         (n) None of the Purchased Assets is tax-exempt use property within the meaning of Section 168(h) of the Code.

         (o) None of the Purchased Assets is subject to a tax indemnification agreement.

         (p) None of the exemptions, grants or tax holidays with respect to Taxes or tax credits, as disclosed in the Confidential Memorandum, have expired or have been made null and void or otherwise invalid by any action or lack of action on the part of the Seller Group. The Seller Group will take no action nor make any election which by so doing would alter the status of such exemption, grant, or tax holiday, other than the transfer of the Puerto Rico Grant. To the knowledge of any Seller Group Person, the consummation of the transactions will not result in the alteration of the status of such exemption, grant, or tax holiday, other than the transfer of the Puerto Rico Grant.
Seller further agrees to perform any reasonable act or acts necessary to preserve such exemptions, grants and tax holidays so that said benefits will survive the Closing.

     (q) None of the Purchased Assets includes any deferred tax asset.

     3.9 REAL PROPERTY OWNED.

     (a) Set forth on Schedule 3.9(a) hereto is a legal description of each parcel of Real Property, a description of the title insurance policy or other evidence of title issued with respect thereto and a description of the type of use of each such parcel. Except for (i) current Taxes or assessments due but not yet payable and (ii) Liens of record set forth on Schedule 3.9(a), none of which is substantial in character or amount and none of which interferes with the present use of the Real Property in any material way ("Permitted Liens"), a Seller Group Person has good and marketable title to the Real Property free and clear of all Liens and there exists no restriction on the use or transfer of the Real Property. No Seller Group Person has in connection with the Business any interest in or any right or obligation to acquire any interest in any parcel of real property other than those described on Schedule 3.9(a).

     (b) All improvements located on, and the use presently being made of, the Real Property comply, in all material respects, with all applicable zoning and building codes, ordinances and regulations and all applicable fire, environmental, occupational safety and health standards and similar standards established by Law and, to the knowledge of each Seller Group Person, the same use thereof by Buyer will not result in any violation of any such code, ordinance, regulation or standard. The present use and operation of the Real Property does not constitute a non-conforming use and is not subject to a variance. Except as set forth on Schedule 3.9(b), to the knowledge of each Seller Group Person, there is no proposed, pending or threatened change in any such code, ordinance, regulation or standard which would adversely affect the Business of the use of the Purchased Assets.

     (c) At and after the Closing, a Buyer Company or a Purchased Entity shall have the right to maintain or use such space, facilities or appurtenances outside the building lines, whether on, over or under the ground, and to conduct such activities thereon as maintained, used or conducted by any Seller Group Person in connection with the Business on the date hereof and the Closing Date and such right is not subject to revocation. At and after the Closing, a Buyer Company or a Purchased Entity shall have all rights, easements and agreements necessary for the use and maintenance of water, gas, electric, telephone, sewer or other utility pipelines, poles, wires, conduits or other like facilities, and appurtenances thereto, over, across and under the Real Property. No proceeding is pending or, to the knowledge of each Seller Group Persons, threatened which could adversely affect the zoning classification of the Real Property.

     (d) There is no unpaid property Tax, levy or assessment against the Real Property not reflected on the Balance Sheet, nor is there pending or, to the knowledge of each Seller Group Person, threatened any condemnation proceeding against the Real Property or any portion thereof, other than increases on or after the Closing in ad valorem taxes in accordance with past practice. The Real Property consists of one or more legally subdivided parcels, and the sale thereof as contemplated herein conforms to and complies with all subdivision, land use and Environmental Laws. No part of any improvements on the Real Property encroaches upon any property adjacent thereto or upon any easement, nor is there any encroachment or overlap on to the Real Property. Except as set forth as Schedule 3.9(d), to the knowledge of each Seller Group Person, the Real Property is not located within an area of special risk or hazard with respect to earthquake, flood or other natural disaster, and the Real Property is not located within any flood plain or subject to any similar type of restrictions for which permits or licenses are necessary to the use thereof. Other than as described in Schedule 3.38, no Seller Group Person has dealt with any broker, finder or other person in connection with the sale of the Real Property in any manner that might give rise to any claim for commissions against any Buyer Company or Purchased Entity or any Lien against the Real Property.

     (e) Except as set forth on Schedule 3.9(e), to the knowledge of each Seller Group Person, there is no condition affecting the Real Property or the improvements located thereon which requires repair or correction to restore the same to reasonable operating condition. Set forth on Schedule 3.9(e) are copies of documents, reports and agreements relating to any such conditions.
No assessments for public improvements have been made in respect of the Real Property which are unpaid. Except as otherwise described on Schedule 3.9(e):
(i) there is no pending or, to the knowledge of each Seller Group Person, threatened condemnation proceeding, administrative action or judicial proceeding of any type relating to the Real Property or other matters affecting adversely the current use, occupancy or value of the Real Property; (ii) the Real Property does not serve any adjoining property for any purpose inconsistent with the use of the Real Property; (iii) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any person or entity the right to use or occupy any portion of the Real Property; (iv) all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and other utilities and systems serving the Real Property are sufficient to enable the continued operation of the Real Property as currently operated and as proposed to be operated; (v) all certificates of occupancy, permits, licenses, approvals and other authorizations required in connection with the past, present and proposed operation of its business on the Real Property have been lawfully issued to a Seller Group Person and are, as of the date hereof, and will be following the consummation of the transactions contemplated hereby, in full force and effect; and (vi) all Real Property has access to public roads and utilities necessary to conduct the Business at such Real Property.

     3.10 PERSONAL PROPERTY AND CAPITAL STOCK OWNED

         (a) Except as set forth on Schedule 3.10(a) hereto, the Seller Group Persons collectively have good and marketable title to all personal property included in the Purchased Assets, including in each case all personal property reflected on the Balance Sheet or acquired after the date thereof (except any personal property subsequently sold in the Ordinary Course of the Business), free and clear of all Liens, and there exists no restriction on the use or transfer of such property.

         (b) The Seller Group Persons collectively are the sole owners of record and beneficial owners of shares of capital stock of the Purchased Entities (the "Shares"). The number, type and record and beneficial owners of the Shares are more fully described on Schedule 3.10(b) and such Shares are owned by the
Seller Group Persons free and clear of all security interests, claims and
restrictions.   The Shares constitute 100 percent of the issued and outstanding capital stock of the Purchased Entities, and are all validly issued, fully paid and non-assessable.

     3.11 REAL AND PERSONAL PROPERTY LEASED FROM SELLER GROUP PERSONS. Set forth on Schedule 3.11 hereto is a description of each lease under which a Seller Group Person is the lessor of any real or personal property in connection with the Business. Seller has delivered to Buyer a true, correct and complete copy of each lease identified on Schedule 3.11. The premises or property described in such leases are presently occupied or used by the respective lessees under the terms of such leases. All rentals or other payments due under such leases have been paid and there exists no default under the terms of any of such leases and no event has occurred which, upon passage of time or the giving of notice, or both, would result in any event of default or prevent such Seller Group Person from exercising and obtaining the benefits of any rights contained therein. Except as set forth on Schedule 3.11, no consent is necessary for the assignment or conveyance of such leases to the Buyer Companies, and upon the Closing a Buyer Company or a Purchased Entity will have all right, title and interest of the lessor under the terms of such leases, free of all Liens.

     3.12 REAL AND PERSONAL PROPERTY LEASED TO A SELLER GROUP PERSON. Set forth on Schedule 3.12(a) hereto is a description of each lease involving annual rental payments of $10,000 or more under which a Seller Group Person is the lessee of any real property in connection with the Business, and on
Schedule 3.12(b) hereto is a description of each lease under which a Seller Group Person is the lessee of any personal property in connection with the Business. Seller has delivered to Buyer a true, correct and complete copy of each lease identified on Schedules 3.12(a) and 3.12(b).

The premises or property described in said leases are presently occupied or used by a Seller Group Person as lessee under the terms of such leases.
Except as set forth on Schedules 3.12(a) and 3.12(b), all rentals due under such leases have been paid and there exists no default under the terms of any such leases and no event has occurred which, upon passage of time or the giving of notice, or both, would result in any event of default or prevent such Seller Group Person from exercising and obtaining the benefits of any rights or options contained therein. The Seller Group Persons collectively have all right, title and interest of the lessee under the terms of said leases, free of all Liens and all such leases are valid and in full force and effect. Except as set forth on Schedules 3.12(a) and 3.12(b), no consent is necessary for the assignment to the Buyer Companies of such leases under which a Seller Group Person is lessee. Upon the Closing, a Buyer Company or a Purchased Entity will have all right, title and interest of the lessee under the terms of such leases, free of all Liens. There is no default or basis for acceleration or termination under, nor has any event occurred nor does any condition exist which, with the passage of time or the giving of notice, or both, would constitute a default or basis for acceleration under any underlying lease, agreement, mortgage or deed of trust which default or basis for acceleration would adversely affect any lease described on Schedules 3.12(a) or 3.12(b) or the property or use of the property covered by such lease. Subject to any consent required of a lessor as set forth on Schedules 3.12(a) and 3.12(b), there will be no default or basis for acceleration under any such underlying lease, agreement, mortgage or deed of trust as a result of the transactions provided for in this Agreement.

     3.13 INTELLECTUAL PROPERTY.

         (a) Schedule 3.13(a) contains a true, complete and accurate list of all the Intellectual Property. Schedule 3.13(a) accurately identifies, where appropriate, one or more of the following, by country, for each item of the Intellectual Property: filing date, issue date, classification of invention or goods covered, licensor, license date and licensed subject matter. Schedule 3.13(a) contains a complete and accurate list of all licenses and other rights granted by any Seller Group Person to any third party with respect to any item of the Intellectual Property. True, complete and correct copies of the forms of such customer licenses are included as part of Schedule 3.13(a).

         (b) Seller represents and warrants as follows: (i) the Intellectual Property was validly issued and, except as set forth on Schedule 3.13(b), no Seller Group Person has received notice of the invalidity or unenforceability of any Intellectual Property; (ii) there was no inequitable conduct in obtaining any patent owned by a Seller Group Company and included in the Intellectual Property; (iii) the Intellectual Property encompasses all proprietary rights necessary for the conduct of the Business as presently conducted or proposed to be conducted (in each case free and clear of all Liens); (iv) each Seller Group Person has taken all commercially reasonable actions necessary to maintain and protect the Intellectual Property; (v) to the knowledge of each Seller Group Person, the owners of the Intellectual Property licensed to any Seller Group Person have taken all actions necessary to maintain and protect the Intellectual Property subject to such licenses; (vi) there has been no claim made against any Seller Group Person asserting the invalidity, misuse or unenforceability of any of the Intellectual Property or challenging such Seller Group Person's right to use or ownership of any of the Intellectual Property, and, to the knowledge of each Seller Group Person, there are no grounds for any such claim or challenge; (vii) to the knowledge of each Seller Group Person, there is and has been no infringement or misappropriation of any of the Intellectual Property; (viii) the conduct of the Business has not infringed or misappropriated, and does not infringe or misappropriate, any intellectual property or proprietary right of any other entity; (ix) no loss of any of the Intellectual Property is presently threatened or pending; and (x) the consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any of the Intellectual Property.

     3.14 NECESSARY PROPERTY AND TRANSFER OF PURCHASED ASSETS. The Purchased Assets and the Assumed Liabilities constitute all of the Seller Group Persons' property and property rights now necessary for the conduct of the Business in the manner and to the extent presently conducted by the Seller Group Persons. The Assets constitute all of the Seller Group Persons' property and property rights now used for the conduct of the Business in the manner and to the extent presently conducted by the Seller Group Persons. No such assets or property are in the possession of others and, in connection with the Business, the Seller Group Persons hold no property on consignment. Except as set forth on
Schedule 3.14 hereto, no consent is necessary to, and there exists no restriction on, the transfer of any of the Purchased Assets or the assignment of the Assumed Liabilities to the Buyer Companies. There exists no condition, restriction or reservation affecting the title to or utility of the Purchased Assets or Assumed Liabilities which would prevent the Buyer Companies from occupying or utilizing the Purchased Assets or enforcing the rights under the Assumed Liabilities, or any part thereof, to the same full extent that a Seller Group Person might continue to do so if the sale and transfer contemplated hereby did not take place. Upon the Closing, good and marketable title to the Purchased Assets attributable to the Non-Purchased Entities and the rights under the Assumed Liabilities shall be vested in the Buyer Companies, and good and marketable title to the Purchased Assets attributable to the Purchased Entities shall remain vested in the Purchased Entities, in all cases free and clear of all Liens.

     3.15 USE AND CONDITION OF PROPERTY. The Purchased Assets include sufficient Assets in good operating condition and repair as are required for the operation of the Business as presently conducted, and conform, in all material respects, to all applicable Laws, and no notice of any violation of any Law relating to any of the Purchased Assets has been received by Seller or any other Seller Group Person except such as have been fully complied with. There is no pending or, to the knowledge of each Seller Group Person, threatened condemnation proceeding or similar action affecting the Purchased Assets or with respect to any streets or public amenities appurtenant thereto or in the vicinity thereof which would adversely affect the Business or the use of the Purchased Assets.

     3.16 LICENSES AND PERMITS. Set forth on Schedule 3.16 hereto is a description of each license or permit required for the conduct of the Business together with the name of the Government agency or entity issuing such license or permit. Such licenses and permits are valid and in full force and effect. Except as noted on Schedule 3.16, such licenses and permits are freely transferable by the applicable Seller Group Person, and upon Closing the Buyer Companies will have all right, title and interest of the holder thereof.

     3.17 CONTRACTS--DISCLOSURE. Except as set forth in Schedule 3.17 there is not outstanding:

         (a) any single Contract providing for an expenditure by any Seller Group Person in excess of $25,000, Contracts with the same or affiliated vendor(s) providing for an expenditure by any Seller Group Person in excess of $25,000 or any Contracts in the aggregate providing for expenditures by any
Seller Group    Persons in excess of $50,000, for the purchase of any real property, machinery, equipment or other items which are in the nature of capital investment;

         (b) any single Contract providing for an expenditure by any Seller Group Person in excess of $50,000, Contracts with the same or affiliated vendor(s) providing for an expenditure by any Seller Group Person in excess of $50,000, or Contracts in the aggregate providing for expenditures by any Seller Group Persons in excess of $100,000, for the purchase of raw materials, supplies, component parts or any other items or services;

         (c) any Contract to sell products or to provide services to third Persons which (i) is at a price which would result in a loss at the gross profit line on the sale of such products or providing of such services, (ii) is pursuant to terms or conditions which a Seller Group Person cannot reasonably expect to satisfy or fulfill in their entirety, or (iii) involves more than $50,000 or which, together with all other Contracts to or with the same party or affiliated parties involves more than $50,000;

         (d) any Contract for materials, supplies, component parts or other items or services in excess of the normal, ordinary, usual and current requirements of the Business or at a price in excess of the current reasonable market price;

         (e) in connection with the Business, any revocable or irrevocable guaranty, indemnity, or power of attorney;

         (f) in connection with the Business, any evidence of indebtedness, loan agreement, indenture, promissory note, letter of credit, foreign exchange contract, conditional sales agreement or other similar type of agreement except as provided under the credit facilities listed as Exhibit 10.18, 10.19 and
10.20 of the Seller's Form 10-K for the period ended December 31, 1995 as filed with the Securities and Exchange Commission;

         (g) any Contract which involves (i) a sharing of profits, (ii) future payments of $25,000 or more per annum to other Persons, or (iii) any joint venture, partnership or similar arrangement;

         (h) any Contract involving any sales agency, sales representation, distributorship or franchise;

         (i) any Contract containing covenants limiting the freedom of any Seller Group Person, in connection with the Business, to compete in any line of business or with any Person or in any area;

         (j) any Contract not made in the Ordinary Course of the Business; or

         (k)  any Government Contract;

         (l)  any Contract between any Seller Group Persons;

         (m) any other Contract which is material to the Business which is not cancelable without penalty on thirty (30) days notice or less and which is not set forth on another Schedule.

     3.18 CONTRACTS--VALIDITY, ETC.

          (a) Except as otherwise disclosed on Schedule 3.17, each Contract on
Schedule 3.17 and any other Contract which is material to the Business is a valid and binding obligation of the parties thereto, enforceable in accordance with its terms, and in full force and effect.

          (b) No Seller Group Person and, to the knowledge of each Seller Group Person, no other Person which is party to any Contract is in breach or violation thereof or default thereunder. To the knowledge of each Seller Group Person, no event has occurred which, through the passage of time or the giving of notice, or both, would constitute, and neither the execution of this Agreement nor the Closing do or will constitute or result in, a breach or violation of or default under any Contract, or would cause the acceleration of any obligation of any party thereto or the creation of a Lien upon any Purchased Asset.

          (c) Each Contract of a Non-Purchased Entity relating to the Business will be duly assigned to Buyer on the Closing Date and upon such assignment, Buyer will acquire all right, title and interest of the Seller Group Person in and to such Contract and will be substituted for such Seller Group Person under the terms of such Contract. Except as set forth on Schedule 3.14, no consent is required for such assignment.

          (d) Except as set forth on Schedule 3.18(d), no Contract with any Purchased Entity contains any change of control provisions.

     3.19 NO BREACH OF LAW OR GOVERNING DOCUMENTS. To the knowledge of each Seller Group Person, each such Person, in connection with the Business, and each Purchased Entity has complied with and is not in default under or in breach or violation of any applicable Law, or the provisions of any franchise or license. No Seller Group Person is in default under or in breach or violation of any provision of its articles or certificate of incorporation or association or its bylaws. No Seller Group Person has received notice alleging, and neither the execution of this Agreement nor the Closing do or will constitute or result in, any default, breach or violation identified in this Section 3.19. Except as required under the HSR Act and except with respect to the Puerto Rico Grant, no Government permits or consents are necessary to effect the transactions contemplated hereby.

     3.20 LITIGATION AND ARBITRATION. Except as set forth on Schedule 3.20(a) hereto, there is no suit, claim, action or proceeding now pending or, to the knowledge of each Seller Group Person, threatened before any court, grand jury, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body, nor, to the knowledge or each Seller Group Person, are there any grounds therefor, to which a Seller Group Person, in connection with the Business, or a Purchased Entity is a party or which may result in any judgment, order, decree, liability, award or other determination which will, or could, have any material adverse effect upon any Purchased Asset or the assets of any Purchased Entity or upon the Business Condition of the Business. Except as set forth on Schedule 3.20(b) hereto, no such judgment, order, decree or award has been entered against any Seller Group Person nor has any such liability been incurred which has, or could have, such effect. There is no claim, action or proceeding now pending or, to the knowledge of each Seller Group Person, threatened before any court, grand jury, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body which will, or could, prevent or hamper the consummation of the transactions contemplated by this Agreement, and none of the Seller Group Persons has been, nor, to the knowledge or each Seller Group Person, been threatened to be subject to, and, to the knowledge of each Seller Group Person, there are no grounds for, any suit, claim, litigation, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution), Government or grand jury investigation, or other action or order, writ, injunction, or decree of any court or other Government entity relating to personal injury, death, or property or economic damage arising from products of the Business entity.

     3.21 OFFICERS, DIRECTORS, EMPLOYEES AND CONSULTANTS.  Set forth on
Schedule 3.21 hereto is a complete list of

          (a) all directors of each Purchased Entity;

          (b) all officers (with office held) of each Purchased Entity;

          (c) all Employees of each Seller Group Person in connection with the Business and of each Purchased Entity who earn total compensation $50,000 or more per year; and

          (d) all consultants to each Seller Group Person in connection with the Business and of each Purchased Entity;

together, in each case, with the current rate of compensation payable to each.

     3.22 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND OTHERS. Except as set forth on Schedule 3.22, (a) no Seller Group Person is indebted to any shareholder, director or officer of any Seller Company, or any Employee or agent of any Seller Group Person, except for amounts due as normal salaries, wages and bonuses and in reimbursement of ordinary expenses on a current basis and (b) no shareholder, director or officer of any Seller Company, or Employee or agent of any Seller Group Person, is indebted to any Seller Group Person in connection with the Business, except for advancements for ordinary business expenses in a normal amount.

     3.23 OUTSIDE FINANCIAL INTERESTS. Except as identified on Schedule 3.23 hereto, no officer or director of any Seller Company nor the owner of more than 5% of the capital stock of any Seller Company has any direct or indirect financial interest in any competitor with or supplier or customer of the Business; provided, however, that for this purpose ownership of corporate securities having no more than 2% of the outstanding voting power of any competitor, supplier or customer which securities are listed on any national securities exchange or authorized for quotation on the Automated Quotations System of the National Association of Securities Dealers, Inc. shall not be deemed to be such a financial interest provided such Person has no other connection or relationship with such competitor, supplier or customer.

     3.24 PAYMENTS, COMPENSATION AND PERQUISITES OF AGENTS AND EMPLOYEES. All payments to agents, consultants and others made by any Seller Group Person in connection with the Business have been in payment of bona fide fees and commissions and not as bribes, illegal or improper payments. Each of the Seller Group Persons have properly and accurately reflected on its books and records all compensation paid to and perquisites provided to or on behalf of its consultants, agents and Employees. Such compensation and perquisites have been properly and accurately disclosed in the financial statements, proxy statements and other public or private reports, records or filings of any Seller Group Person to the extent required by Law.

     3.25 LABOR AGREEMENTS  AND EMPLOYMENT AGREEMENTS.  Except as set forth on
Schedule 3.25, no Seller Group Person is, in connection with the Business, a party to (a) any union collective bargaining, works council, or similar agreement or arrangement, (b) any retainer, consulting, or employment agreement or (c) any other agreement with an Employee not otherwise required to be set forth on Schedule 3.25 or 3.26. True, correct and complete copies of all documents creating or evidencing any agreement or arrangement listed on
Schedule 3.25 have been furnished to Buyer. There are no negotiations, written demands or proposals which are pending which concern matters now covered, or that would be covered, by the type of agreements or arrangements listed in this Section or which relate to Employee Plan/Agreements. The Seller Group
Persons have at all times, in all material respects, operated the Business and conducted their respective employment practices in accordance with the terms of the agreements and arrangements listed on Schedule 3.25.

     3.26 EMPLOYEE BENEFIT PLANS.

     (a) Disclosure. Schedule 3.26 describes all pension, thrift, savings, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group or other insurance, stock appreciation, stock option, executive or deferred compensation, health, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, whether or not written, and any, whether written or unwritten, "golden parachute" agreements, severance agreements or plans, vacation and sick leave plans, programs, arrangements and policies, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of ERISA), all employee manuals, and all written statements of policies relating to employment, which are provided to, for the benefit of, or relate to, any Employees. The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plan/Agreements," and each individually as an "Employee Plan/Agreement." True, correct and complete copies of all documents creating or evidencing each of the Employee Plan/Agreements have been furnished to Buyer. No Employee Plan/Agreement is a "multiemployer plan"(as defined in Section 4001 of ERISA), and none of the Seller Group Persons have contributed nor been obligated to contribute to any such multiemployer plan. Seller has furnished Buyer with respect to each Employee Plan/Agreement the three most recent annual reports prepared in connection therewith (Form 5500 including all schedules thereto) or, if an Employee Plan/Agreement has been in existence for less than three years, the annual report prepared for each year such Employee Plan/Agreement has been in existence.

          (b) Prohibited Transactions and Reportable Events. There have been no "prohibited transactions" within the meaning of Section 406 or 407 of ERISA or
Section 4975 of the Code for which a statutory or administrative exemption does not exist with respect to any Employee Plan/Agreement. No "reportable event" within the meaning of Section 4043 of ERISA (other than those for which reporting is waived) has occurred with respect to any Employee Plan/Agreement.

          (c) Payments and Compliance. With respect to each Employee Plan/Agreement (A) all payments due from any Seller Group Person to date have been made and all amounts properly accrued to date as liabilities of Seller which have not been paid have been properly recorded on the books of Seller and are reflected in Seller's most recent balance sheet; (B) all reports and information relating to each such Employee Plan/Agreement required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided; and (C) each such Employee Plan/Agreement which is intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and, to the knowledge of each Seller Group Person, nothing has occurred since the date of such letter that would adversely affect such qualification or exemption. Each trust created under any such Employee Plan/Arrangement is exempt from tax under Section 501(a) of the Code and has been so exempt during the period from creation to date. Seller has furnished Buyer with the most recent determination letters of the Internal Revenue Service relating to each such Employee Plan/Arrangement. Each Employee Plan/Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable Laws, including but not limited to ERISA and the Code.

          (d) Post-Retirement Benefits. Except as specified on Schedule 3.26, no Employee Plan/Agreement provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to current or former employees of any Seller Group Person beyond their retirement or other termination of service other than (A) continuation coverage mandated by Section 4980B(f) of the Code ("Continuation Coverage"), (B) death or pension benefits under any Employee Plan/Agreement that is an employee pension benefit plan, (C) deferred compensation benefits accrued as liabilities on the books of Seller (including Seller's most recent balance sheet), (D) disability benefits under any Employee Plan/Agreement that is an employee welfare benefit plan and which have been fully provided for by insurance or otherwise, or (E) benefits in the nature of severance pay. No tax under Section 4980B of the Code has been incurred in respect of an Employee Plan/Agreement that is a group health plan, as defined in Section 5000(b)(1) of the Code.

          (e) No Triggering of Obligations.  Except as specified on Schedule
3.26 other than by reason of actions taken by Buyer following the Closing, the consummation of the transaction contemplated by this Agreement will not (A) entitle any current or former employee of any Seller Group Person to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee, (C) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available, (D) give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code or (E) give rise to a reportable event described in Section 4043 of ERISA.

          (f) International Plans. Except as specified on Schedule 3.26 no Seller Group Person maintains any Employee Plan/Agreement covering any Employee outside of the United States and no Seller Group Person has ever contributed to or been obligated to contribute to any such Employee Plan/Agreement. Each such Employee Plan/Agreement is fully funded to the extent required by all applicable Law and has obtained all appropriate tax qualifications.

     3.27 TERMINATED PLANS. Set forth on Schedule 3.27 hereto are all employee benefit plans related to the Business which any Seller Group Person has terminated or taken action to terminate since January 1, 1992. Such terminations have been carried out in all material respects in accordance with all provisions of Law, including without limitation all applicable provisions of the Code and

ERISA and all required disclosure to the PBGC.  Except as described on Schedule
3.27 hereto, no Seller Group Person has any liability to any Person or entity, including without limitation the PBGC, any other Government agency or any participant in or beneficiary of any such plan, nor is any Seller Group Person liable for any excise, income or other tax or penalty as a result of such termination. Seller has obtained a favorable determination letter from the IRS with respect to the termination of each of such plans in the United States (complete and correct copies of which have been delivered to Buyer). The notices of sufficiency and favorable determination letters were received after full and accurate disclosure of all material facts to the IRS.

     3.28 OVERTIME, BACK WAGES, VACATION AND MINIMUM WAGES. No Employee of any Seller Group Person in connection with the Business has any claim against such Seller Group Person (whether under any Law, Contract, or otherwise) on account of or for (a) overtime pay, other than overtime pay for the current payroll period, (b) wages or salary (excluding current bonus, accruals and amounts accruing under pension and profit-sharing Plans) for any period other than the current payroll period, (c) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, (d) any violation of any Law relating to minimum wages, child labor or maximum hours of work.

     3.29 DISCRIMINATION, WORKERS COMPENSATION AND OCCUPATIONAL SAFETY AND HEALTH. Except as set forth on Schedule 3.29(a), no Person or party (including, but not limited to, Government agencies of any kind) has any claim, notice of claim, charge, lawsuit or basis for any thereof, against any Seller Group Person in connection with the Business arising out of any Law relating to discrimination in employment, employment practices (including wrongful termination), or occupational safety and health standards, and no such claim, notice of claim, charge or lawsuit is pending or, to the knowledge of each Seller Group Person, threatened against any Seller Group Person. Since January 1, 1993, no Seller Group Person has received any notice in connection with the Business from any Person alleging a violation of any such Law or occupational safety or health standards. No Seller Group Person has any outstanding Contracts or obligations to indemnify any person for violation of the Laws and standards set forth in this Section. No Seller Group Person has failed to file any required EEO-1 Reports and the Seller Group Persons are in compliance with Executive Order 11246. Except as set forth on Schedule 3.29(b), there are no pending workers compensation claims involving any Seller Group Person and there have never been any workers compensation claims against any Seller Group Person relating to the use or existence of asbestos in any of such Seller Group Person's products. Seller has deliver to Buyer a true, correct and complete list of all workers compensation claims made over the three years preceding the date hereof.

     3.30 ALIEN EMPLOYMENT ELIGIBILITY. To the knowledge of each Seller Group Person, with respect to each Person employed by any Seller Group Person in the Business on or after May 1, 1987, and who actually commenced such employment on or after November 6, 1986, (a) such Seller Group Person hired such Person in compliance with the Immigration Reform and Control Act of 1986 and the rules and regulations thereunder ("IRCA") and (b) such Seller Group Person and each Affiliate to such Seller Group Person has complied with all recordkeeping and other regulatory requirements under IRCA.

     3.31 LABOR DISPUTES; UNFAIR LABOR PRACTICES.  Except as set forth on
Schedule 3.31, there is neither pending nor, to the knowledge of each Seller Group Person, threatened any labor dispute, strike or work stoppage which affects or which reasonably may be expected to affect the Business Condition of the Business. Except as set forth on Schedule 3.31, to the knowledge of each Seller Group Person, since January 1, 1993, no Seller Group Person nor any of their respective agents, representatives or employees has committed any unfair labor practice, as defined in the National Labor Relations Act of 1947, as amended. There is not now pending or threatened any charge or complaint against any Seller Group Person by the National Labor Relations Board, any state or local labor or employment agency or any representative thereof, and the execution of this Agreement and the consummation of the transaction contemplated by this Agreement will not result in any such charge or complaint. Since January 1, 1993, there have been no union organizing attempts with respect to the Business.

     3.32 INSURANCE POLICIES. Set forth on Schedule 3.32 hereto is a list of all insurance policies and bonds in force covering or relating to the Purchased Assets or the Business, including without limitation all properties, operations or personnel of the Seller Group Persons related to the Business and brokers used in the placement of such policies and bonds. The Seller maintains occurrence-based product liability insurance with respect to the Business with not less than $5,000,000.00 of coverage (the "Product Liability Insurance") and the premiums on the Product Liability Insurance have been paid to date and will be paid by the Seller, and such insurance is and will be effective for all periods up to and including the Closing Date.

     3.33 GUARANTEES. Except as set forth on Schedule 3.33 hereto, no Seller Group Person in connection with the Business is a guarantor, indemnitor, surety or accommodation party or otherwise liable for any indebtedness of any other Person, firm or corporation except as endorser of checks received and deposited in the Ordinary Course of the Business.

     3.34 PRODUCT WARRANTIES. Set forth on Schedule 3.34 hereto are the standard forms of product warranties and guarantees used in the Business, and copies of all other material product warranties and guarantees, and a summary of all oral product warranties used by any of the Seller Group Persons if different from the foregoing. Except as described on Schedules 3.34 and/or
3.35 since January 1, 1992 no product warranty or similar claims have been made against any Seller Group Person in connection with the Business except routine claims as to which, in the aggregate, losses and expenses in respect of repair or replacement of merchandise do not and will not exceed the warranty expenses and warranty reserves reflected in the Other Financial Statements or the Closing Balance Sheet. No Person or party (including, but not limited to, Government agencies of any kind) has any claim, or basis for any action or proceeding, against any Seller Group Person under any Laws relating to unfair competition, false advertising or other similar claims arising out of product warranties, guarantees, specifications, manuals or brochures used in the Business.

     3.35 PRODUCT LIABILITY CLAIMS. Except as described on Schedule 3.35, since January 1, 1992, Seller has not received notice or information as to any claim or allegation of injury, death, or property or economic damages, any claim for punitive or exemplary damages, any claim for contribution or indemnification, or any claim for injunctive relief in connection with any product manufactured, sold, distributed or otherwise put in commerce by or in connection with any service provided by any Seller Group Person in connection with the Business.

     3.36 PRODUCT SAFETY AUTHORITIES. Except as set forth on Schedule 3.36 hereto, no Person has been required to file any notification or other report with or provide information to any Government agency or product safety standards group concerning actual or potential defects or hazards with respect to any product manufactured, sold, distributed or otherwise put in commerce in connection with the Business, and there exist no grounds for the recall of any such product.

     3.37 ENVIRONMENTAL MATTERS.

          (a) Except as set forth on Schedule 3.37(a), all assets and property currently or previously owned, leased, operated, or used by any Seller Group Person, all current or previous conditions on and uses of the Environmental Property, and all current or previous ownership or operation of the Seller or the Environmental Property (including without limitation transportation and disposal of Hazardous Materials by or for any Seller Group Person) comply and have at all times complied with, in all material respects, and do not cause, have not caused, and will not cause liability to be incurred by any Seller Group Person under any Environmental Law. Except as set forth on Schedule 3.37(a), no Seller Group Person is in violation of and nor has violated any Environmental Law.

          (b) Except as set forth on Schedule 3.37(b), the Seller Group Persons have properly obtained and are in compliance with all Environmental Permits. No deficiencies have been asserted by any such Government or authority with respect to such items.

          (c) Except as set forth on Schedule 3.37(c), there has been no spill, discharge, leak, leaching, emission, migration, injection, disposal, escape, dumping, or release of any kind on, beneath, above, or into the Environmental Property or into the environment surrounding the Environmental Property of any Hazardous Materials.

          (d) Except as set forth on Schedule 3.37(d), there are and have been no (i) Hazardous Materials stored, disposed of, generated, manufactured, refined, transported, produced, or treated at, upon, or from the Environmental Property; (ii) asbestos fibers or materials or polychlorinated biphenyls on or beneath the Environmental Property, or (iii) underground storage tanks or underground injection control facilities on or beneath the Environmental Property.

          (e) The Seller has delivered to Buyer, prior to the execution and delivery of this Agreement, complete copies of any and all (i) documents received by any Seller Group Person from, or submitted by any Seller Group Person to, the U.S. Environmental Protection Agency (the "EPA") and/or any state, county or municipal environmental or health agency or Government agency or department concerning the environmental condition of the Environmental Property or the effect of any Seller Group Person's operations on the environmental condition of the Environmental Property; and (ii) reviews, audits, reports, or other analyses concerning the Environmental Property.

          (f) To the knowledge of each Seller Group Person, no expenditure will be required (other than maintenance and similar expenses in the Ordinary Course of the Business) in order for any Seller Group Person to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the Business or the Environmental Property in a manner consistent with the current operation thereof of the Seller Group Persons.

          (g) Except as set forth in Schedule 3.37(g), there never has been pending or, to the knowledge of the Seller Group Persons, threatened against the Seller or any other person or entity to the extent that such other person or entity from time to time has owned, leased, occupied or conducted operations on the Environmental Property, any civil, criminal or administrative action, suit, summons, citation, complaint, claim, notice, demand, request, judgment, order, Lien, proceeding, hearing, study, inquiry or investigation based on or related to an Environmental Permit or an Environmental Law.

          (h) Except as set forth in Schedule 3.37(h), none of the Seller Group Persons, nor any other Person or entity to the extent that such other Person or entity from time to time has owned, leased, occupied or conducted operations on the Environmental Property, has ever received from any Person any notice of, or has any knowledge of, any past, present or anticipated future events, conditions, circumstances, activities, practices, incidents, actions, agreements or plans that could: (i) interfere with, prevent, or increase the costs of compliance or continued compliance with any Environmental Permits or any renewal or transfer thereof or any Environmental Law; (ii) make more stringent any restriction, limitation, requirement or condition under any Environmental Law or any Environmental Permit in connection with the operations on the Environmental Property; or (iii) give rise to any liability, loss or expense, or form the basis of any civil, criminal or administrative action, suit, summons, citation, complaint, claim, notice, demand, request, judgment, order, Lien, proceeding, hearing, study, inquiry or investigation involving the Environmental Property or any Seller Group Person, based on or related to an Environmental Permit or an Environmental Law or to the presence, manufacture, generation, refining, processing, distribution, use, sale, treatment, recycling, receipt, storage, disposal, transport, handling, emission, discharge, release or threatened release of any Hazardous Materials.

          (i) None of the Seller Group Persons in respect to the Business has transported or arranged for the transportation of any Hazardous Materials to any location which is: (i) listed on, or proposed for listing on, the EPA's National Priorities List published at 40 CFR Part 300 or on any similar state list; or (ii) the subject of any regulatory action which may lead to claims against any of the Seller Group Persons for damages to natural resources, personal injury, clean-up costs or clean-up work.

          (j) Schedule 3.37(j) contains a list of all sites where the Seller Group Persons' Hazardous Materials relating to the Business may have been sent in the past, or are currently being sent for disposal, treatment, recycling or storage, including the address of each such site, and a description and estimate of the amount of the Hazardous Materials disposed of, treated, recycled or stored at each such site.

          (k) Schedule 3.37(k) contains a list containing the name and address of each person, firm, corporation or other entity engaged in the handling, transportation or disposal of the Seller Group Persons' Hazardous Materials in respect to the Business, a description of such Hazardous Materials, and an estimate of the amount of such Hazardous Materials.

     3.38 BROKER'S FEES. Except as described on Schedule 3.38, no Seller Group Person has retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

     3.39 FOREIGN ASSETS. Except with respect to operations of the Purchased Entities in France, Germany, the Netherlands and Ireland, or as set forth on
Schedule 3.39, no Seller Group Person has in connection with the Business any interest in any real property or tangible or intangible property located outside of the United States, including any stock, securities or investments in, claims against, or receivables from any entities or Persons with substantially all their property or business so located.

     3.40 ABSENCE OF SENSITIVE PAYMENTS; ANTI-BOYCOTT. No Seller Group Person and no officer, director, manager of any Seller Company nor agent or employee of any Seller Group Person, in connection with the Business:

          (a) has made or authorized any contributions, payments or gifts of funds or property to any Government official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under (i) the Foreign Corrupt Practices Act of 1977 and the regulations adopted thereto, or (ii) applicable local Laws;

          (b) has directly or indirectly made any contribution to candidates for public office which would be a violation of (i) the Foreign Corrupt Practices Act and the regulations adopted thereto, or (ii) applicable local Laws;

          (c) maintains any unrecorded fund or asset for any purpose; or

          (d) received any notice of violation and/or is or has been not in compliance with relevant anti-boycott legislation, including without limitation the Tax Reform Act of 1976, the Export Administration Act of 1979, and the regulations thereunder.

     3.41 TRADE REGULATION LAW. No material anti-dumping duty or other sanction under any trade regulation is in force or has been in force since January 1, 1993 in relation to any Seller Group Person in relation to the Business in respect of the products produced by any Seller Group Person.

     3.42 TRUTHFULNESS. To the knowledge of each Seller Group Person, no representation or warranty of the Seller herein and no statement, information or certificate furnished or to be furnished by or on behalf of the Seller or its counsel, accountants or other agents pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the knowledge of each Seller Group Person, there is no fact or development, actual or prospective, other than general economic conditions, which adversely affects or in the future might reasonably be expected adversely to affect the Business, the Purchased Assets or the rights under the Assumed Liabilities in any material respect which has not been set forth or described in this Agreement or in the Schedules hereto.

     3.43 BANK ACCOUNTS OF PURCHASED ENTITIES. Set forth on Schedule 3.43 hereto is a list of all bank accounts and safe deposit boxes maintained by each Purchased Entity, together with the names of all Persons who are authorized signatories or have access thereto.

     3.44 BOOKS AND RECORDS. The books of account, stock record books and minute books and other corporate records of Seller which relate to the Business and of each Purchased Entity are in all material respects complete and correct, have been maintained in accordance with good business practices and the matters contained therein are accurately reflected on the Financial Statements. The minute books and stock books of Seller which relate to the Business and of each Purchased Entity have been made available to Buyer and are correct and complete to the date hereof.

     3.45 AFFILIATES. Except as set forth on Schedule 3.45, the Seller has no Affiliates.

     3.46 OWNERSHIP OF ASSETS. No Purchased Entity owns any Assets, has any Liabilities, or otherwise engages in any activity which is not included in and in connection with the Business.

     3.47 NO MARKS ON EQUIPMENT OR INVENTORY. The name and mark "Schawk" and any variants thereof do not appear on any existing molds, dies, or other equipment of the Business nor on any stock of inventory, packaging, shipping materials, or the like of the Business.


                                   ARTICLE IV


                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby makes the following representations and warranties, each of which is true and correct on the date hereof and each of which shall survive the Closing Date and the sale contemplated hereby.

     4.1 CORPORATE EXISTENCE OF BUYER. Each of the Buyer Companies is or will prior to Closing be a corporation duly organized, validly existing and in good standing under Law. Each of the Buyer Companies or will prior to Closing have the corporate power and authority to own and use its properties and to transact the business in which it is engaged. In the event any Buyer Company assigns its rights and obligations hereunder to a subsidiary or affiliate, as provided in Section 11.6 hereof, such subsidiary or affiliate will be a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation; and such subsidiary or affiliate will have the corporate power and authority to own and use its property and to transact the business in which it is engaged.

     4.2 APPROVAL OF AGREEMENT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary action on the part of Buyer. Pursuant to such resolutions, authorizations, consents, approvals and/or ratifications, Buyer has full authority to enter into and deliver this Agreement, to perform its obligations hereunder and to cause each other Buyer Company to perform their respective obligations hereunder, and to consummate, and to cause each other Buyer Company to consummate, the transactions contemplated hereby. In the event any Buyer Company assigns its rights and obligations hereunder to a wholly-owned subsidiary or affiliate, as provided in
Section 11.6 hereof, such assignment will have been approved by all necessary corporate action of such subsidiary or affiliate, and such subsidiary or affiliate will have full power and authority to perform its obligations hereunder.

     4.3 NO BREACH OF ARTICLES OR INDENTURES. The execution of this Agreement and the consummation of the transactions contemplated hereby has not and will not constitute or result in the breach of any of the provisions of, or constitute a default under, the articles or certificate of incorporation or association or bylaws of any Buyer Company, or any material indenture, evidence of indebtedness or other commitment to which any Buyer Company (or any subsidiary or affiliate to which any Buyer Company assigns its rights and obligations hereunder, as provided in Section 11.6 hereof) is a party or by which it is bound, which breach or default would have a material adverse effect on the Buyer Companies, taken as a whole.


                                   ARTICLE V


                               CERTAIN COVENANTS

     5.1 OPERATION OF THE BUSINESS. Seller covenants that until the Closing, without the prior written consent of Buyer, no Seller Group Person will, in connection with the Business, and the Seller will not permit any Purchased Entity to:

         (a) grant any increase in the rate of pay of any of its Employees, grant any increase in the salaries of any officer, employee or agent, enter into or increase the benefits provided under any bonus, profit-sharing, incentive compensation, pension, retirement, medical, hospitalization, life insurance or other insurance plan or plans, or other contracts or commitments, or in any other way increase in any amount the benefits or compensation of any such officer, Employee or agent except, however, ordinary merit increases not unusual in character or amount made in the Ordinary Course of the Business to Employees who are not officers, directors or stockholders;

         (b) enter into any employment contract or collective bargaining agreement;

         (c) enter into any Contract or commitment or engage in any transaction which is not in the Ordinary Course of the Business or which is inconsistent with past practices;

         (d) sell or dispose of or encumber any material amount of Assets;

         (e) make, or enter into any Contract for, any material capital expenditure or enter into any material lease of capital equipment or real estate;

         (f) enter into any Contract, whether for the purchase or sale of inventory, supplies, other products or services or otherwise, and whether in the Ordinary Course of the Business or otherwise, involving more than $50,000 or enter into any series of such Contracts with one party or affiliated group of parties involving more than $100,000 in the aggregate, except for purchases of materials and sales of inventory in the Ordinary Course of the Business;

         (g) create, assume, incur or guarantee any indebtedness other than that incurred pursuant to existing Contracts disclosed in the Schedules delivered pursuant hereto;

     (h) declare or pay any dividend or make any sale of, or distribution in respect of, its capital stock or directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or issue any of its capital stock or other securities other than the payment of management fees to Affiliates identified on Schedule 3.17;

     (i) make or institute any unusual or novel method of transacting business or change any accounting procedures or practices or its financial structure;

     (j) make any amendments to or changes in its articles or certificate of incorporation or association or bylaws;

     (k) perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any material Contract, commitment or obligation to which any Seller Group Person is a party relating to the Business or to the ability of any Seller Group Person to perform its obligations under this Agreement; or

     (l) manage current assets and current liabilities constituting Working Capital (and the level thereof) in a manner inconsistent with current practices or the preparation of the Balance Sheet.

     5.2 PRESERVATION OF BUSINESS. Seller covenants that, until the Closing, the Seller Group Persons shall carry on the Business diligently and substantially in the same manner as heretofore conducted and shall make commercially reasonable efforts to keep their respective business organizations intact, including their respective present Employees and present relationships with suppliers and customers and others having business relations with such Seller Group Persons. The Seller Group Persons will at all times maintain in inventory quantities of raw materials, component parts, work in process, finished goods and other supplies and materials sufficient to allow the Buyer Companies to continue to operate the Business, after the Closing Date, free from any shortage of such items and, as necessary, to timely complete, consistent with past practice, all Contracts.

     5.3 INSURANCE AND MAINTENANCE OF PROPERTY. Until the Closing, Seller shall cause all the Purchased Assets and all property owned or leased pursuant to the Assumed Liabilities to be insured against all ordinary and insurable risks (except in respect of any leased property where the terms of the lease do not impose on lessee the obligation to maintain insurance and where the loss of such property would not materially adversely affect the conduct of the Business) and will operate, maintain and repair all of such property in a careful, prudent and efficient manner all in conformity with the insurance policies set forth in Schedule 3.32.

     5.4 FULL ACCESS. Seller covenants that, until the Closing, representatives of Buyer shall have full access at all reasonable times to all premises, properties, books, records, contracts, tax records and documents of each Seller Group Person relating to the Business, and Seller will furnish to Buyer any information in respect of the Business as Buyer may from time to time request. Such examination and investigation by Buyer, and any discovery of facts resulting therefrom, shall not affect the warranties and representations of Seller contained in this Agreement. Buyer shall use reasonable efforts to promptly inform Seller of any matters of which Buyer becomes aware that constitute a breach of the representations and warranties pursuant to Article III hereof; provided that Buyer's failure to so inform Seller of such matters shall in no way adversely impact Buyer's right to indemnification as provided for in Article IX hereof.

     5.5 BOOKS, RECORDS AND FINANCIAL STATEMENTS. Seller covenants that, until the Closing, each Seller Group Person shall maintain its books and financial records in connection with the Business in accordance with GAAP consistently applied, and on a basis consistent with the past practices of such Seller Group Person. Such books and financial records shall fairly and accurately reflect the operations of the Business. Seller shall furnish to Buyer promptly, as available, monthly financial statements and operating reports applicable to the Business, all of which shall be prepared in accordance with GAAP consistently applied and shall present fairly the financial position and results of operations of the Business at the dates and for the periods indicated.

     5.6 WARN ACT. The Seller Group Persons shall give all necessary or appropriate notice under the WARN Act, and shall be responsible for any and all liabilities and penalties under the WARN Act.

     5.7 OTHER GOVERNMENT FILINGS. The Parties shall cooperate in making, as soon as practicable following the execution hereof, all filings required by any Government agency (including without limitation pre-merger notifications required to be filed with the Federal Trade Commission and the United States Department of Justice) in connection with the transactions contemplated by this Agreement or necessary for their consummation (including without limitation a request for approval of transfer of the Puerto Rico Grant). Buyer and Seller covenant with each other that all information each provides in connection with such filings will be true, accurate and complete and will comply with all applicable Laws.

     5.8 TAX MATTERS.

         (a) Seller shall pay all applicable sales, use or other similar transfer Taxes that are, or become, due or payable as a result of the sale, conveyance, assignment, transfer or delivery of the Purchased Assets hereunder, whether levied on any Buyer Company, the Purchased Assets or any Seller Group Person. Seller, in the case of the Purchased Assets, shall prepare, subject to Buyer's reasonable approval, and file any Returns required in respect of such Taxes.

         (b) All real estate, personal property, ad valorem and any other local or state Taxes relating to the Purchased Assets or the Business which shall be accrued but unpaid as of the Closing Date, or which shall be paid as of the Closing Date but relate in whole or in part to periods after the Closing Date, shall be prorated to the Closing Date and shall be reflected on the Closing Balance Sheet. Any such prorated Taxes which may be ultimately assessed after the Closing Date shall be paid by Seller to Buyer or Buyer to Seller, as the case may be, within thirty (30) days of such determination.

         (c) The Parties shall report Buyer's purchase of the Purchased Assets pursuant to Section 1060 of the Code and other applicable Laws in a consistent manner and shall take no position contrary thereto. Such allocation shall be agreed upon in writing by Buyer and Seller within thirty (30) days of the final purchase price determination, as adjusted (if necessary) pursuant to Section
2.8 of the Agreement. Buyer and Seller each shall be responsible for the preparation of any statements and forms to be filed pursuant to Section 1060 of the Code or in accordance with other applicable Law.

         (d) The Parties agree to furnish or cause to be furnished, upon request, as promptly as practicable, such information and assistance (including access to books and records) relating to the Purchased Assets as is reasonably necessary for the preparation of any Return for Taxes, claims for refund or audit or prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment of Taxes paid.

         (e) The Parties shall use reasonable efforts to provide or obtain from any taxing authority any certificate or other document necessary to mitigate, reduce or eliminate any Taxes (including additions thereto or interest and penalties thereon) that otherwise would be imposed with respect to the transactions contemplated in this Agreement.

         (f) Seller shall furnish to Buyer, as provided in Section 1445(b)(2) of the Code, an affidavit pursuant to Section 1445(a), stating under penalties of perjury, transferor's United States taxpayer identification number and that the transferor is not a foreign person.

         (g) All gains on the sale of stock in any Controlled Foreign Corporation (CFC) will be reported, as necessary, under the provisions of IRC
Section 1248, Subpart F or any other governing statutory authority, on the Returns of the appropriate Seller Group Person. The Seller Group will indicate the amount of gain to be reported, for each respective CFC within 40 days of the final determination of the purchase price as adjusted, if necessary, under the provisions of Section 2.8 of the Agreement.

     5.9 CHANGE OF NAME. Immediately after the Closing Date, FilterTek U.S.A., Inc, and any other Seller Group Person not included in the Purchased Entities which has "FilterTek" or some variant thereof in its name, in such manner as is reasonably requested by Buyer, shall each change its name to some name other than its name immediately prior to the Closing Date (the "Existing Name") or any variation or abbreviation thereof and file appropriate notification of change of name in all jurisdictions where such notification is required, and Seller will take all steps as may be appropriate to ensure to the Buyer Companies the continued right to use the Existing Names and all variants thereof in connection with Buyer's operation of the Business.

     5.10 ESCROW. In the event Seller shall, after the Closing, sell all or substantially all of its assets or initiate procedures leading to its complete or partial liquidation, dissolution, or enter into any other transaction which could reasonably be expected to result in a distribution or other payment to Seller's stockholders that would leave the Seller with insufficient assets to meet its obligations to Buyer hereunder, Seller shall prior to such event deposit an amount reasonably adequate to support the obligations of Seller to Buyer hereunder, but not less than $15,000,000, pursuant to the Escrow Agreement.

     5.11 SUPPLEMENTS TO SCHEDULES. Seller covenants and agrees that it has submitted the text of this Agreement, as of the date hereof, for review to all of the persons listed on Schedule 3.0. The Parties have agreed on the texts of Schedules 1.1(b) and 2.1 (subject to Section 11.1), Schedule 3.0, and the Exhibits A, E, and F. As to the balance of the Schedules, Seller shall use reasonable best efforts to complete them and submit them promptly, and in no event later than January 15, 1997, to Buyer for Buyer's review and approval. The condition in Section 7.1 shall not be deemed unsatisfied solely as a result of items proposed to be disclosed in such Schedules unless:

          (a)   the proposed items are not true and correct on the Closing Date;

          (b) Assumed Liabilities and Liabilities of the Purchased Entities reflected in such proposed items will have the effect, in the aggregate, under GAAP of reflecting an adverse change in the Business by $250,000 or more from the Business as reflected in the Confidential Memorandum; as modified by item 1 on proposed Schedule 3.4; or

          (c) any such proposed item involves (i) a material violation of Law by the Business or in connection with the Business, any Seller Group Person or Employee, (ii) a pattern of unethical or unlawful conduct by the Business; or
(iii) fraud by any Seller Group Person in connection with the Business.

     5.12 ADVERSE CHANGES. Buyer shall promptly inform Seller of the occurrence of any event or change in circumstances which materially and adversely affects Buyer's ability to perform its obligations hereunder or to operate the Business after Closing, including, without limitation, any materially adverse amendments or modifications to Borrower's financing commitments.


                                   ARTICLE VI


                            COVENANT NOT TO COMPETE

     6.1 COVENANT NOT TO COMPETE.

         (a) Seller acknowledges and agrees that the value to Buyer of the transactions provided for herein would be substantially diminished if any Non-Purchased Entity (or its successors or assigns) were to enter into business activities competitive with those sold to the Buyer Companies hereunder for a reasonable period following the Closing Date. Consequently, as an inducement for the Buyer Companies to enter into this Agreement, and in consideration of the promises and representations of the Buyer Companies under this Agreement, Seller covenants and agrees on its behalf and on behalf of the other Non-Purchased Entities that for a period of three (3) years following the Closing Date (the "Restricted Period"), none of the Non-Purchased Entities nor their respective successors or assigns will engage in, or have any interest in, directly or indirectly, any other Person, firm, corporation or other entity engaged in any business activities competitive with the Business (as conducted up to the Closing Date). This restriction shall be applicable only with respect to the geographic areas in which any Seller Group Person has heretofore or is now conducting or plans to conduct business operations. Seller covenants and agrees, on its behalf and on behalf of the other Non-Purchased Entities, not to solicit or accept business from, or provide competitive products or services to, any customers (whether or not such Persons have done business with any Seller Group Persons once or more than once) or accounts of any Seller Group Persons (prior to the Closing Date) or any Buyer Companies (after the Closing Date).

         (b) Seller specifically acknowledges and agrees that the foregoing covenants are commercially reasonable and reasonably necessary to protect the interests Buyer will acquire in the Business hereunder.

         (c) The covenants contained in this Article VI shall be deemed to be a series of separate covenants, one for each product line in each county and each city of every state in which any Seller Group Person has heretofore conducted or now conducts the Business. Each separate covenant shall hereinafter be referred to as a "Separate Covenant."

         (d) If any court or tribunal of competent jurisdiction shall refuse to enforce one or more of the Separate Covenants because the time limit applicable thereto is deemed unreasonable, it is expressly understood and agreed that such Separate Covenant or Separate Covenants shall not be void but that for the purpose of such proceedings such time limitation shall be deemed to be reduced to the extent necessary to permit the enforcement of such Separate Covenant or Separate Covenants.

         (e) If any court or tribunal of competent jurisdiction shall refuse to enforce any or all of the Separate Covenants because, taken together, they are more extensive (whether as to geographic area, scope of business or otherwise) than is deemed to be reasonable, it is expressly understood and agreed between the Parties hereto that such Separate Covenant or Separate Covenants shall not be void but that for the purpose of such proceedings the restrictions contained therein (whether as to geographic area, scope of business or otherwise) shall be deemed to be reduced to the extent necessary to permit the enforcement of such Separate Covenant or Separate Covenants.

         (f) The foregoing, however, shall not prohibit Seller or any Non-Purchased Entity from conducting or engaging in activities in the printing industry.

     6.2 RESTRICTION ON EMPLOYMENT. The Seller agrees on its behalf and on behalf of each of the other Non-Purchased Entities that during the Restricted Period none of the Non-Purchased Entities nor their respective successors or assigns will solicit for employment, or seek to entice, induce or in any manner influence any person to leave, or not accept, his or her employment in the Business. The foregoing shall not prevent any Seller Group Person from hiring any person who was previously employed by the Business but who has been discharged by the Buyer.

     6.3 CONFIDENTIALITY. Seller agrees on its behalf and on behalf of the other Non-Purchased Entities that, from and after the Closing, none of the Non-Purchased Entities will at any time disclose to any person other than a Buyer Company or use any "Proprietary Information" (as hereinafter defined) owned, possessed, licensed or used by or relating to the Business, whether or not such information is embodied in writing or other physical form. For purposes of this Agreement, the phrase "Proprietary Information" means all trade names, trademarks, service marks, patents and trade secrets and any and all other information not publicly available which relates to specific matters concerning the Business, such as, without limiting the generality of the foregoing, engineering, design, manufacturing, maintenance and repair information; computer software and programs; component sourcing and supply information; identities of suppliers, customers and contractors; product distribution information; pricing and compensation policies; sales or financing procedures or methods; operational methods; strategic plans; internal financial information; research and development plans and activities; and acquisition and expansion plans. Seller recognizes and agrees that all documents and objects containing any

Proprietary Information, whether developed by Seller or by someone else for Seller or any Seller Group Person, will after the Closing Date become the exclusive property of the Buyer Companies.

     6.4 REMEDIES. Because the breach or anticipated breach of the restrictive covenants provided for in Section 6.1 could result in immediate and irreparable harm and injury to Buyer, for which it would not have an adequate remedy at law, Seller agrees that Buyer shall be entitled to relief in equity to temporarily, preliminarily and/or permanently enjoin such breach or anticipated breach and to seek any and all other legal and equitable remedies to which Buyer may be entitled. Should such action be taken and an injunction issued, Buyer shall be entitled to reimbursement of attorneys' fees and costs incurred.

     6.5 PERMITTED INVESTMENTS. Nothing contained herein shall restrict Seller or any other Non-Purchased Entity from owning five percent (5%) or less of the corporate securities of any Person in competition with the Business which securities are listed on any national securities exchange or authorized for quotation on the Automated Quotations System of the National Association of Securities Dealers, Inc., if such Person has no other connection or relationship, direct or indirect, with the issuer of such securities.

     6.6 ACCESS TO PROPERTIES AND RECORDS. (a) Following the Closing, upon reasonable prior notice and during normal business hours as requested by Seller, Buyer will afford to Seller such cooperation of the employees of Buyer as is reasonably necessary or desirable to enable Seller to prepare timely financial statements and federal, state and local tax returns or similar matters. Such cooperation, however, shall not have the effect of unduly disrupting the performance of such employees' regular duties.

         (b) Subject to consummation of the Closing and subject to the terms of Buyer's documentation retention policy (which policy the Buyer agrees to deliver to the Seller on or before June 1, 1997), for a period of eight (8) years after the Closing Date, Buyer will afford and cause to be afforded to Seller (i) such access during normal business hours, upon reasonable prior notice, to such books and records of Buyer as Seller may reasonably request in connection with matters relating to Seller for periods ending on or prior to the Closing Date; and (ii) such assistance in locating and copying such books and records as Seller may reasonably request, which assistance shall not have the effect of unduly disrupting the performance of such employees' regular duties.


                                  ARTICLE VII

                       CONDITIONS TO BUYER'S OBLIGATIONS

     The obligations of Buyer to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Buyer to waive any one or more of such conditions:

     7.1 REPRESENTATIONS AND WARRANTIES OF SELLER. The representations and warranties of Seller contained in this Agreement, including the Schedules hereto, and in the certificates and papers to be delivered to Buyer pursuant hereto and in connection herewith shall be true and correct in all respects on the date hereof and, subject to Section 5.11, on the Closing Date as though such representations and warranties were made on the Closing Date, and, to the extent such representations and warranties are qualified by knowledge, on the basis of knowledge on the Closing Date.

     7.2 PERFORMANCE OF THIS AGREEMENT. Seller shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

     7.3 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change, actual or threatened, in the Business (including relationships with customers or vendors for any reason), whether or not covered by insurance, as a result of any cause whatsoever.

     7.4 CERTIFICATE OF SELLER. Buyer shall have received a certificate signed by the President of Seller dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in Sections 7.1, 7.2, 7.3, 7.6, 7.7, 7.8, and 7.13 hereof have been fully satisfied. Such certificate shall be deemed a representation and warranty of Seller under this Agreement.

     7.5 OPINION OF COUNSEL. Buyer shall have received from Vedder, Price, Kaufman & Kammholz, counsel to Seller, an opinion of such counsel, dated the Closing Date, substantially in the form attached hereto as Exhibit E.

     7.6 NO LAWSUITS. No suit, action or other proceeding or investigation shall be threatened or pending before or by any Court or Government concerning this Agreement or the consummation of the transactions contemplated hereby, or in connection with any claim against any Seller Group Persons not disclosed herein or on the Schedules hereto. No Government shall have threatened or directed any request for information concerning this Agreement, the transaction contemplated hereby or the consequences or implications of such transaction to any Buyer Company or any Seller Group Person, or any officer or director of any Buyer Company or any Seller Company, or any employee or agent of any Buyer Company or any Seller Group Person.

     7.7 NO RESTRICTIONS. There shall exist no conditions, restrictions or reservations affecting the title to or utility of the Purchased Assets and the rights under the Assumed Liabilities which would prevent the Buyer Companies from occupying and utilizing the Purchased Assets and Assumed Liabilities, or any part thereof, to the same full extent that any Seller Group Person might continue to do so if the sale and transfer contemplated hereby did not take place.

     7.8 CONSENTS. All consents and approvals, including without limitation final approval of transfer of the Puerto Rico Grant, necessary to insure that the Buyer Companies will continue to have the same full rights in respect to the Purchased Assets and Assumed Liabilities as the Seller Group Persons had immediately prior to the consummation of the transaction contemplated hereunder shall have been obtained; provided that the foregoing shall not apply to the Puerto Rico Grant to the extent any delay in approval results from Buyer's request for modification of the current terms of the Puerto Rico Grant in addition to the request for transfer to a Buyer Company.

     7.9 RELEASES. Prior to the Closing Date, Seller shall have delivered to Buyer the written release of all Liens, other than Liens permitted hereunder, relating to the Purchased Assets, executed by the holder of or parties to each such Lien. The releases shall be satisfactory in substance and form to Buyer and its counsel.

     7.10 DOCUMENTS. Buyer shall receive from Seller, duly executed, on the Closing Date:

          (a) the Bill of Sale, certificates for the Shares duly endorsed for transfer or accompanied by duly endorsed stock powers, and other appropriate documents conveying to Buyer good and marketable title to the Purchased Assets, other than the general warranty deeds delivered to the Title Company as provided in Section 7.12;

          (b) the Assignment and Assumption Agreement, with related consents, if any are so required, and

          (c) Purchased Entity Purchase Agreements, duly stamped, authenticated, and/or notarized as required by Law and as necessary for the transfer of the Purchased Entities to a Buyer Company.

     7.11 [RESERVED].

     7.12 TITLE INSURANCE.

          (a) As soon as practicable after the date hereof, but in any event at least fifteen (15) days prior to the Closing Date, Buyer shall have received a commitment (the "Title Commitment") from a nationally recognized title company selected by Buyer (the "Title Company") to issue an ALTA standard form owner's title insurance policy to the Buyer Companies with respect to the Real Property, in an amount reasonably acceptable to Buyer and showing title thereto vested in Seller, subject only to (i) applicable zoning and building Laws, (ii) the Lien of real estate Taxes not yet due and payable, (iii) the Permitted Liens as are set forth on Schedule 3.9(a), and (iv) such other exceptions and Liens which can be satisfied by the payment of money and which exceptions and Liens Seller shall, at Seller's sole cost, cause to be removed, discharged or released at the Closing. Buyer shall also have obtained assurances from the Title Company that all standard exceptions (including without limitation those relating to mechanics' and materialmen's Liens, parties in possession and survey matters) shall be deleted, and that the title policy to be issued at Closing shall include an ALTA Form 3.1 zoning endorsement insuring the ability of the Buyer Companies to continue to operate the Real Property in the same manner as operated by the Seller Group Persons prior to the Closing Date, a comprehensive endorsement and any other special endorsement required by Buyer. The costs thereof divided equally between Buyer and Seller and settled at Closing.

          (b) In connection with the Title Commitment, Buyer and the Title Company shall have received as soon as practicable after the date hereof, but in any event at least fifteen (15) days prior to the Closing Date, from reputable surveyors, an "as built" survey for all improvements located on the Real Property and an ALTA form survey for the Real Property which shall located by book and page all easements and rights of way on the Real Property. The survey shall have been certified by the surveyor to Buyer and the Title
Company in form reasonably acceptable to Buyer and shall have been sufficient to enable the Title Company to issue the policy of title insurance contemplated in paragraph (a) above. Each survey shall contain a legal description of the applicable Real Property and a certification of the area of the applicable Real Property in square feet. The costs thereof divided equally between Buyer and Seller and settled at Closing.

          (c) At Closing, Seller shall have executed and delivered to the Title Company, pursuant to a joint written letter of instructions, general warranty deeds in statutory form conveying the Real Property to the Buyer Companies, subject only to (i) applicable zoning and building Laws, (ii) the Lien of real estate taxes not yet due and payable, and (iii) the Permitted Liens set forth on Schedule 3.9(a) which are acceptable to Buyer, together with such affidavits, certificates and other instruments as are ordinarily delivered to a purchaser (or assignee) of real estate and/or filed in the public records of each community where the Real Property is located. At the Closing, the Title Company shall have (i) issued to Buyer the owner's policy of title insurance conforming with all requirements under paragraph (a) above and (ii) filed each deed for the Real Property for record in the appropriate public records.

     7.13 COMPLIANCE WITH APPLICABLE LAW.   All filing and waiting periods
requirements of the HSR Act, any other antitrust or cartel Law, and any other applicable Law relating to consummation of the transactions provided for herein shall have been duly complied with. No second request shall have been issued pursuant to the HSR Act nor has any inquiry or investigation been instituted by any state or federal antitrust Government agency with respect to this Agreement.

     7.14 DUE DILIGENCE. Buyer shall not have obtained information pursuant to its due diligence review of the Business and its Business Condition, including without limitation investigation of customer, vendor, and other third person relationships and environmental, tort, securities, corporate, product liability, employee benefits, taxation and insurance matters, which would reasonably cause Buyer to conclude that that the Business is not consistent, in all material respects, with the Confidential Memorandum.

     7.15 FOREIGN CLOSINGS. All actions necessary to consummate the transactions to be contemplated by the Purchased Entity Purchase Agreements shall have been taken.

     7.16 FURTHER ASSURANCES. Buyer shall have received such further instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.


                                  ARTICLE VIII


                       CONDITIONS TO SELLER'S OBLIGATIONS

     The obligations of Seller to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Seller to waive any one or more of such conditions:

     8.1 REPRESENTATIONS AND WARRANTIES OF BUYER. The representations and warranties of Buyer contained in this Agreement, including the Schedules hereto, and in the certificates and papers to be delivered to Seller pursuant hereto and in connection herewith shall be true and correct in all respects on the date hereof and on the Closing Date (except for changes specifically permitted hereunder) as though such representations and warranties were made on the Closing Date.

     8.2 PERFORMANCE OF THIS AGREEMENT. Buyer shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

     8.3 CERTIFICATE OF BUYER. Seller shall have received a certificate signed by an officer of Buyer dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in Sections 8.1 and 8.2 hereof have been fully satisfied. Such certificate shall be deemed a representation and warranty of Buyer hereunder.

     8.4 OPINION OF COUNSEL. Seller shall have received from Bryan Cave LLP, counsel to Buyer, an opinion of such counsel, dated the Closing Date, substantially in the form attached hereto as Exhibit F.

     8.5 PAYMENT OF PURCHASE PRICE . Seller shall receive from Buyer on the Closing Date the Purchase Price to be delivered under Section 2.7 hereof.

     8.6 DOCUMENTS. Buyer shall have duly executed the Assignment and Assumption Agreement and the Purchased Entity Purchase Agreements.

     8.7 FURTHER ASSURANCES. Seller shall have received such further instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.


                                   ARTICLE IX


                                INDEMNIFICATION

     9.1 INDEMNIFICATION OF BUYER. Seller shall hold Buyer, the Affiliates of Buyer, and, from and after the Closing, the Purchased Entities, and the shareholders, directors, officers, employees, successors, assigns and agents of each of them (collectively, the "Buyer Indemnified Parties") harmless and indemnify each of them from, against and in respect of, and waives any claim for contribution or indemnity with respect to, any and all claims, losses, damages, Liabilities, expenses or costs ("Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement, plus interest from the date incurred through the date of payment at the prime lending rate of Morgan Guaranty from time to time prevailing (in all, "Indemnified Losses") incurred or to be incurred by any of them and resulting from or arising out of (a) any breach or violation of the representations, warranties, covenants or agreements of any Seller Group Person contained in this Agreement, or in any exhibit, statement, Schedule, certificate, instrument or document delivered pursuant hereto, including provisions of this Article IX; (b) any Liability of any Non-Purchased Entity not expressly assumed by Buyer hereunder or any Liability of any Purchased Entity not connected to the Business; (c) any Liability arising from the ownership, operation, or termination of the manufacturing operations of FilterTek GmbH; (d) any Liability arising from the acquisition of FilterTek, Inc., Robinson Industries, and/or Fuzere Manufacturing by a Seller Group Person, except to the extent used in the computation of Working Capital set forth on the Closing Balance Sheet; (e) any Liability arising from the divestiture of Plastic Molded Concepts; (f) any Liability arising from (i) any transportation or disposal of any Hazardous Materials, or (ii) violation of, or contribution obligation under, any Environmental Law in connection with (A) any location not included in the Real Property, (B) any operations not included in the Business, or (C) any discontinued operations of the Business; and/or (g) any Liability arising from the termination of employment of Employees in Puerto Rico as a result of the consummation of the transactions contemplated hereby.

     9.2 INDEMNIFICATION OF SELLER. Buyer shall hold the Seller Group Persons, except for, from and after the Closing, the Purchased Entities, and the shareholders, directors, officers, employees, successors, assigns, and agents of each of them, harmless and indemnify each of them from and against any and all Indemnified Losses incurred or to be incurred by any of them, and resulting from or arising out of any breach or violation of the representations, warranties, covenants or agreements of Buyer contained in this Agreement, including the provisions of this Article IX, and including the Assignment and Assumption Agreement.

     9.3 SURVIVAL. The respective representations and warranties made by the Parties in Articles III and IV and in the certificates with respect thereto issued pursuant to Sections 7.4 and 8.3 shall survive the Closing Date but thereafter shall expire unless a claim with respect thereto shall have been made in writing against the Party responsible for indemnification hereunder (the "Indemnifying Party") pursuant to Section 11.12 hereof not later than March 31, 1998; provided, that the foregoing limitations shall not apply to representations and warranties under Sections 3.1, 3.2, 3.9, 3.10, 3.26 and 3.27, and on the certificate under Section 7.4 with respect to Sections 3.1, 3.2, 3.9, 3.10, 3.26 and 3.27, which shall survive without limitation hereunder, or to representations and warranties under Section 3.8 and on the certificate under Section 7.4 with respect to Section 3.8, and the rights of the Buyer Indemnified Parties under Section 9.8, which shall survive to the extent of the applicable statutes of limitations, if any.

     9.4 LIMITATIONS.

         (a) Seller shall not be liable for any breach of any representation or warranty under Article III or certificate with respect thereto under Section 7.4, or indemnification with respect thereto under Section 9.1(a) or indemnification under Section 9.8, (i) unless Indemnified Losses with respect thereto exceed $200,000 but if so Seller shall be liable to the full extent thereof, (ii) to the extent all payments by Seller to a Buyer Indemnified Party pursuant to Seller's indemnification obligations hereunder exceed $15,000,000 and (iii) with respect to any matter involving Indemnified Loss or Losses, or group or series of Indemnified Losses relating to the same matter, less than $25,000 in the aggregate; provided, that none of the foregoing limitations shall apply to representations and warranties under Sections 3.1, 3.2, 3.9, 3.10, 3.26 and 3.27 and on the certificate under Section 7.4 with respect to Sections 3.1, 3.2, 3.9, 3.10, 3.26 and 3.27.

     9.5 NOTICE OF CLAIM.   In the event that any Party hereto seeks
indemnification hereunder on behalf of itself or himself or another indemnified person, such Party (the "Indemnified Party") shall give written notice to the Indemnifying Party specifying the facts constituting the basis for such claim and the amount, if known, of the claim asserted. The failure of the Indemnifying Party, within a period of thirty (30) days after the giving of such notice by the Indemnified Party, to give written notice to the Indemnified Party of the intention to contest such claim shall be deemed an agreement that the claim is a valid claim and at such time as it is known, the amount thereof shall be paid promptly by the Indemnifying Party.

     9.6 RIGHTS TO CONTEST CLAIMS OF THIRD PERSONS.   If an Indemnified Party
asserts a claim for indemnification hereunder because of a claim made by any claimant not a Party, the Indemnified Party shall give the Indemnifying Party reasonably prompt notice thereof, but in no event more than ten (10) business days after said assertion is actually known to the Indemnified Party; provided, however, that the right of a person to be indemnified hereunder in respect of claims made by a third party shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, secure, contest or settle the claim alleged by such third person (hereinafter called a "Third-Person Claim"), provided that the Indemnified Party may participate voluntarily, at its own expense, in any such Third-Person Claim through representatives and counsel of its own choice, and, provided further, that the Indemnifying Party unconditionally acknowledges to the Indemnified Party in writing its obligation to indemnify the persons to be indemnified hereunder with respect to all elements of, and to the full extent of, such Third-Person Claim. Unless and until the Indemnifying Party elects to defend the Third-Person Claim, the Indemnified Party shall have the full right, at its option, to do so and to look to the Indemnifying Party under the provisions of this Agreement for the full amount of the costs, if any, of defense. The failure of the Indemnifying Party to respond in writing to the aforesaid notice of the Indemnified Party with respect to such Third-Person Claim within thirty
(30) days after receipt thereof shall be deemed an election not to defend the same. If the Indemnifying Party does not assume the defense of any such Third-Person Claim, including any litigation resulting therefrom, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not to control) the defense of such action, with its own counsel at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Third-Person Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove that the Indemnified Party did not defend or settle such Third-Person Claim in a reasonably prudent manner. The Parties shall make available to each other all relevant information in their possession relating to any such Third-Person Claim and shall cooperate in the defense thereof.

     9.7 EXCLUSIVE REMEDY.   The provisions of this Article IX and Article X
shall constitute the exclusive remedy of the Parties with respect to any claims or Losses resulting from or arising out of the provisions of this Agreement which may be asserted after the Closing; provided, that the foregoing shall not preclude any claim for injunctive or other non-monetary equitable relief.

     9.8 TAX INDEMNIFICATION. In addition to any other indemnification granted herein, but subject to Section 9.4 hereof, Seller agrees to indemnify, defend and hold harmless the Buyer Indemnified Parties from and against all loss, liability, including Seller's liability for Seller's Taxes or Seller's liability, if any (for example, by reason of transferee liability or application of Treas. Reg. Section 1.1502-6) for Taxes of others, loss of tax attributes, damage or reasonable expense (including but not limited to reasonable attorneys' fees and expenses) (collectively, "Tax Losses") payable with respect to Taxes claimed or assessed against Buyer, any Buyer Company, any Purchased Entity, or the Purchased Assets (i) for any taxable period ending on or before the Closing Date except Taxes of the Purchased Entities to the extent reflected in the computation of Working Capital set forth on the Closing Balance Sheet, or (ii) for any taxable period resulting from a breach of any of the representations or warranties contained in Section 3.8 hereof. Seller also agrees to indemnify, defend and hold harmless the Buyer from and against any and all Tax Losses sustained in a tax period of Buyer ending after the Closing Date arising out of the settlement or other resolution of a proposed tax adjustment which relates to a tax period ending on or before the Closing Date. Notwithstanding anything else stated in this Section 9.8, Seller is not obligated to indemnify Buyer for Tax Losses to the extent they arise from changes after the Closing Date to any Laws related to Taxes.

     9.9 MITIGATION OF LOSSES. Each Party shall take, and shall cause its respective Affiliates to take, all reasonable steps within their respective control to mitigate Indemnified Losses hereunder, provided that all such cost incurred shall be included in Indemnified Losses.

     In addition, the amount of the indemnification due to a party hereunder in connection with any Indemnified Losses shall be calculated after giving effect to the amount of any insurance proceeds or other cash receipts to the extent received by the Indemnified Person as an indemnity against such Indemnified Loss.


                                   ARTICLE X


                               DISPUTE RESOLUTION

     10.1 SCOPE; INITIATION. Resolution (except for resolution of the Closing Balance Sheet under Section 2.8) of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including disputes over arbitrability and disputes in connection with claims by third persons ("Disputes") shall be exclusively governed by and settled in accordance with the provisions of this Article X; provided, that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder; and provided further that resolution of Disputes with respect to claims by third persons shall be deferred until any judicial proceedings with respect thereto are concluded. Either Party to this Agreement may commence proceedings hereunder by delivery of written notice providing a reasonable description of the Dispute to the other, including a reference to this Article (the "Dispute Notice").

     10.2 NEGOTIATIONS BETWEEN EXECUTIVES. The Parties shall first attempt in good faith to resolve promptly any Dispute by negotiations between executives who are not directly involved in the

Dispute, and who have authority to settle it (as to each Party, an "Executive"). Not later than 20 days after delivery of the Dispute Notice, each Party shall designate an Executive to meet with the other Party's Executive at a reasonably acceptable time and place, and thereafter as such Executives deem reasonably necessary. The Executives shall exchange relevant information and endeavor to resolve the Dispute. Prior to any such meeting, each Party's Executive shall advise the other as to any other individuals who will attend such meeting. All negotiations pursuant to this Section 10.2 shall be confidential and shall be treated as compromise negotiations for purposes of Rule 408 of the Federal Rules of Evidence and similarly under other federal and state rules of evidence.

     10.3 BINDING ARBITRATION.

          (a) If a Dispute has not been resolved pursuant to Sections 10.2 hereof within 120 days (or such longer period as the Parties may agree), the Parties hereby agree to submit the Dispute to arbitration under the following provisions, which arbitration shall be final and binding upon the Parties, their successors and assigns, and that the following provisions constitute a binding arbitration clause under applicable Law.

          (b) Either Party may initiate arbitration of a Dispute by delivery of a demand therefor (the "Arbitration Demand") to the other Party not sooner than 120 days after the date of delivery of the Dispute Notice but at any time thereafter; provided, that if a Party does not cooperate in the procedures provided under Section 10.2, the other Party may initiate arbitration at such earlier time as such non-cooperation shall become reasonably apparent.

          (c) The arbitration shall be conducted in St. Louis, Missouri or Chicago, Illinois, by a sole arbitrator selected by agreement of the Parties not later than 10 days after delivery of the Arbitration Demand or, failing such agreement, appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time (the "AAA Rules"). In order to qualify as an arbitrator hereunder, a person must be an equity partner (or comparable) in a law firm located in St. Louis, Missouri or Chicago, Illinois with 175 or more attorneys and must be experienced in commercial disputes. If an arbitrator becomes unable to serve, his or her successor(s) shall be similarly selected or appointed.

          (d) The arbitration shall be conducted pursuant to the Federal Arbitration Act and the Missouri Uniform Arbitration Act or Illinois Uniform Arbitration Act, as applicable, and such procedures as the Parties may agree or, in the absence of or failing such agreement, pursuant to the AAA Rules. Notwithstanding the foregoing:

          (i) each Party shall be allowed to conduct discovery through written requests for information, document requests, requests for stipulations of fact, and depositions; (ii) the nature and extent of such discovery shall be determined by the arbitrator, taking into account the needs of the Parties and the desirability of making discovery expeditious and cost-effective; (iii) the arbitrator may issue orders to protect the confidentiality of information, to be disclosed in discovery; and (iv) the arbitrator's discovery rulings may be enforced in any court of competent jurisdiction.

          (e) All hearings shall be conducted on an expedited schedule, and all proceedings shall be confidential. Either Party may at its expense make a stenographic record thereof.

          (f) The arbitrator shall complete all hearings not later than 90 days after selection or appointment, and shall make a final award not later than 30 days thereafter. The award shall be in writing and shall specify the factual and legal bases for the award. The arbitrator shall apportion all costs and expenses of the arbitration, including the arbitrator's fees and expenses and fees and expenses of experts ("Arbitration Costs") between the prevailing and non-prevailing Party as the arbitrator deems fair and reasonable. In circumstances where a Dispute has been asserted or defended against on grounds that the arbitrator deems manifestly unreasonable, the arbitrator may assess all Arbitration Costs against the non-prevailing Party and may include in the award the prevailing Party's attorney's fees and expenses in connection with any and all proceedings under this Article X. Notwithstanding the foregoing, in no event may the arbitrator award multiple, punitive or exemplary damages.

          (g) Either Party may assert appropriate statutes of limitation as a defense in arbitration; provided, that upon delivery of a Dispute Notice any such statute shall be tolled pending resolution hereunder.

     10.4 CONFIDENTIALITY NOTICE. Each Party shall notify the other promptly, and in any event prior to disclosure to any third person, if it receives any request for access to confidential information or proceedings hereunder.


                                   ARTICLE XI

                                 MISCELLANEOUS

     11.1 CHANGES TO STRUCTURE. In the event Buyer deems it necessary or advisable to change the structure of the acquisition set forth on Schedule 2.1, so that it would purchase Purchased Assets of a Seller Group Person and assume its Assumed Liabilities, rather than include such Person as a Purchased Entity; or require a transfer of Purchased Assets and Assumed Liabilities to a Purchased Entity prior to Closing; or other structural change consistent with the overall objective of Buyer to acquire the Business; then in such event, provided Buyer gives Seller notice of such change not later than January 15, 1997, the Parties shall amend this Agreement accordingly; provided further, that to the extent such change requires the incurrence of additional cost by Seller in excess of $25,000, Buyer shall reimburse the amount so in excess; and provided further, that Schedule 2.1 may be modified by mutual consent of the Parties to include the acquisition of Filtertek do Brazil Industria E Comercio Ltda.

     11.2 TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated hereby may be terminated prior to the Closing Date only as follows:

          (a) by mutual consent of Buyer and Seller; or

          (b) by either Buyer or Seller if the Closing shall not have occurred on or before, (i) if any of the conditions to Closing are not satisfied as a result of factors beyond the control of either Party, March 31, 1997, otherwise (ii) February 15, 1997.




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

     11.3 MANNER AND EFFECT OF TERMINATION.

          (a) Any action by Buyer or Seller to terminate this Agreement and the transactions contemplated hereby, as provided in Section 11.2 hereof, shall be taken by its respective Board of Directors.

          (b) If this Agreement is terminated pursuant to Section 11.2 hereof without fault of either Party or breach of this Agreement, all obligations of Seller and Buyer hereunder shall terminate, without liability of Seller to Buyer or of Buyer to Seller. In such event, each Party hereto shall pay all legal and other costs and expenses incurred by such Party in connection with this Agreement and the transactions contemplated hereby.

           (c) Nothing in this Section or elsewhere in this Agreement shall impair or restrict the rights of any Party to any and all remedies at law or in equity in the event of a breach of or default under this Agreement.

     11.4 NON-DISCLOSURE OF INFORMATION. No Seller Group Person nor Buyer or any of its Affiliates shall make any announcement or other disclosure of the terms hereof or the transactions contemplated hereby (except disclosure to their respective professional advisors) without the mutual written consent of both of the Parties, except as required by law.

     11.5 BULK SALES. Buyer hereby waives compliance with any applicable State Uniform Commercial Code or other statutory provisions governing bulk sales. Seller agrees to indemnify, defend and hold harmless the Buyer Companies from any and all loss, cost or expenses, resulting from the assertion of claims made against the Purchased Assets sold hereunder or against any Buyer Company by creditors of any Seller Group Person under any bulk sales Law with respect to liabilities and obligations of Seller Group Persons not assumed by any Buyer Company hereunder, such indemnity to be in accordance with the provisions of
Article IX hereof without regard to the limitations contained in Section 9.4.

     11.6 CONTENTS OF AGREEMENT, PARTIES IN INTEREST, ASSIGNMENT. This Agreement, including the Schedules and Exhibits hereto, and the other agreements and documents referred to herein set forth the entire understanding of the Parties with respect to the subject matter hereof. Any previous agreements of understandings between the parties regarding the subject matter hereof, including, without limitation, the Confidentiality Agreement, by and between Buyer and Coopers & Lybrand, LLP, dated as of September 9, 1996, and the letters from Buyer to Coopers & Lybrand, LLP, relating to the Business, dated September 26, 1996, November 19, 1996, November 20, 1996, November 23, 1996, and November 25, 1996, are merged into and superseded by this Agreement. All representations, warranties, covenants, terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto; provided, however, that none of the rights or obligations of any of the parties hereto may be assigned without the prior written consent of, in the case of assignment by Seller, Buyer, or, in the case of assignment by Buyer, Seller; provided however, that Buyer may assign all or part of its rights under this Agreement and may delegate all or part of its obligations under this Agreement to one or more corporations all or substantially all of the capital stock of which is owned, directly or indirectly, by Buyer, in which event all the rights and powers of Buyer and the remedies available to it under this Agreement shall extend to and be enforceable by such assignee. Any such assignment and delegation shall not release Buyer from its obligations under this Agreement, and further Buyer guarantees to Seller the performance by each such assignee of its obligations under this Agreement. In the event of any such assignment and delegation, the term "Buyer" as used in this Agreement shall be deemed to refer to each such assignee of Buyer and shall be deemed to include both Buyer and each such assignee where appropriate.

     11.7 SEVERABILITY. If any provision of this Agreement shall be determined to be contrary to Law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

     11.8 COUNTERPARTS. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     11.9 INTERPRETATION. The table of contents and article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Both Parties have participated substantially in the negotiation and drafting of this Agreement and each Party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman. Each reference in this Agreement to an Article or a Section, Schedule or Exhibit, unless otherwise indicated, shall mean an Article or a Section of this Agreement or a Schedule or Exhibit attached to this Agreement, respectively.

     11.10 GOVERNING LAW. This Agreement shall be construed and interpreted according to the Laws of the State of Illinois.

     11.11 PAYMENT OF FEES AND EXPENSES. Each Party hereto shall pay all fees and expenses of such Party's respective counsel, accountants and other experts and all other expenses incurred by such Party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transaction contemplated hereby, including any finder's or brokerage fees.

     11.12 NOTICE. All notices, requests, demands and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing upon being delivered either by courier delivery or by fax to the Party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested (or such form of mail as may be substituted therefor by postal authorities), in the United States mail, bearing the address shown in this
Section 11.12 for, or such other address as may be designated in writing hereafter by such Party:

            If to Buyer:


            ESCO Electronics Corporation
            8888 Ladue Road, Suite 200

            St. Louis, Missouri 63124-2090
            Attention:  General Counsel
            Telecopier:  (314) 213-7215

            With a copy to:


            Bryan Cave LLP
            One Metropolitan Square
            211 North Broadway, Suite 3600
            St. Louis, Missouri 63108-2750
            Attn:  Michael Morgan.
            Telecopier:  (314) 259-2020


            If to Seller:

            Schawk, Inc.
            1695 River Road
            Des Plaines, Illinois  60018
            Attention:  Clarence W. Schawk
            Telecopier:  (847) 827-1264

            With copies to:


            Schawk, Inc.
            1695 River Road
            Des Plaines, Illinois 60018
            Attention:  A. Alex Sarkisian
            Telecopier:  (847) 827-2353

            and

            Vedder, Price, Kaufman & Kammholz
            222 N. LaSalle
            Suite 2600
            Chicago, Illinois  60601
            Attention:  John T. McEnroe
            Telecopier:  (312) 609-5005

Any such notice shall be effective upon receipt. Either Party may change the address to which notices are to be addressed by giving the other Party notice in the manner herein set forth.

     11.13 ADDITIONAL AGREEMENTS. At the Closing, Buyer shall reimburse Seller to the extent of:

     (a) the cost to Seller of automated fuel-injector filter assembly cells purchased for use in the Business, provided that (i) such reimbursement shall not exceed $600,000.00, (ii) such expenditures for cells shall have been made by Seller prior to Closing, and
(iii) the acquisition of such cells shall have been consistent with standard policies and procedures of the Business and pursuant to the documentation attached as Schedule 11.13(a); and

         (b) one-half of the cost of the items listed on Schedule 11.13(b) provided that (i) such reimbursement shall not exceed $300,000.00, (ii) such expenditures have been made by Seller prior to Closing, and (iii) such expenditures have been consistent with standard policies and procedures of the Business and pursuant to the documentation attached as Schedule 11.13(b).

In addition, Buyer shall consider, in Buyer's sole discretion, the reimbursement of additional capital expenditures presented to it by Seller prior to Closing.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.


                                    ESCO ELECTRONICS CORPORATION




                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________

ATTEST:


_____________________________
Name:________________________
Title:_______________________






                                    SCHAWK, INC.


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________

ATTEST:


_____________________________
Name:________________________
Title:_______________________

                               TABLE OF EXHIBITS

Exhibit A............................Form of Assignment and Assumption Agreement
Exhibit B...................................................Form of Bill of Sale
Exhibit C...............................................Form of Escrow Agreement
Exhibit D............................Form of Purchased Entity Purchase Agreement
Exhibit E...................................Form of Opinion of Counsel to Seller
Exhibit F....................................Form of Opinion of Counsel to Buyer

                               TABLE OF SCHEDULES

Schedule 1.1(b).......................................................................................Purchased Entities
Schedule 2.1.............................................................................................Buyer Companies
Schedule 2.4.................................................................................Allocation of Consideration
Schedule 3.0........................................................................................."Knowledge" Persons
Schedule 3.1................................................Seller's Articles or Certificate of Incorporation and Bylaws
Schedule 3.3........................................................................................Financial Statements
Schedule 3.4.....................................................................Events Subsequent to September 30, 1996
Schedule 3.5..................................................Purchased Assets on Consignment or in Possession of Others
Schedule 3.6(a)....................................................................List of Accounts and Notes Receivable
Schedule 3.6(b)........................................................Non-Ordinary Course Accounts and Notes Receivable
Schedule 3.7.....................................................................................Undisclosed Liabilities
Schedule 3.8(e)..........................................................................................Liens for Taxes
Schedule 3.8(g)...............................................................................................Tax Claims
Schedule 3.8(i)..........................................................................Foreign Person for Tax Purposes
Schedule 3.8(l).......................................................Partnerships, Joint Ventures or Other Arrangements
Schedule 3.8(m)..........................................................................Stock in Subsidiaries of Seller
Schedule 3.9(a)......................................................Description of Owned Real Property; Permitted Liens
Schedule 3.9(b)..............................................................................Proposed Regulatory Changes
Schedule 3.9(d)...........................................................Owned Real Property Located in Hazardous Areas
Schedule 3.9(e)..................................Conditions Requiring Repairs; Disclosures Regarding Owned Real Property
Schedule 3.10(a).................................................................................Owned Personal Property
Schedule 3.10(b)...........................................................................................Capital Stock
Schedule 3.11................................................Real and Personal Property Leased from Seller Group Persons
Schedule 3.12(a)...........................................................Real Property Leased to a Seller Group Person
Schedule 3.12(b).......................................................Personal Property Leased to a Seller Group Person
Schedule 3.13(a)...................................................................................Intellectual Property
Schedule 3.13(b)................................Notice of Invalidity or Unenforceability Regarding Intellectual Property
Schedule 3.14..........................................................................................Required Consents
Schedule 3.16.......................................................................................Licenses and Permits
Schedule 3.17.........................................................................................Material Contracts
Schedule 3.18(e)............................................................................Change of Control Provisions
Schedule 3.20(a)..............................................................................................Litigation
Schedule 3.20(b).................................................................................Judgments, Orders, Etc.
Schedule 3.21.............................................................Officers, Directors, Employees and Consultants
Schedule 3.22....................................................Indebtedness to and from Officers, Directors and Others
Schedule 3.23................................................................................Outside Financial Interests
Schedule 3.25............................................................................Labor and Employment Agreements
Schedule 3.26..........................................................................................Employee Benefits
Schedule 3.27...........................................................................................Terminated Plans
Schedule 3.29(a)...............................................................................Employment-Related Claims
Schedule 3.29(b).............................................................................Workers Compensation Claims
Schedule 3.31.............................................................................................Labor Disputes
Schedule 3.32..................................................................................................Insurance

Schedule 3.33.................................................................................................Guarantees
Schedule 3.34.........................................................................................Product Warranties
Schedule 3.35.................................................................................. Product Liability Claims
Schedule 3.36...............................................................................Product Safety Notifications
Schedule 3.37(a)..................................................................Non-Compliance with Environmental Laws
Schedule 3.37(b)...............................................................Non-Compliance with Environmental Permits
Schedule 3.37(c)..........................................................................Release of Hazardous Materials
Schedule 3.37(d).............................Existence of Hazardous Materials, Asbestos, Underground Storage Tanks, Etc.
Schedule 3.37(g)....................................................................................Environmental Claims
Schedule 3.37(h)................................................Notice or Knowledge of Certain Environmental Instigators
Schedule 3.37(j)...............................................................................Hazardous Materials Sites
Schedule 3.37(k).................................................................Persons Dealing with Hazardous Material
Schedule 3.38..............................................................................................Broker's Fees
Schedule 3.39.............................................................................................Foreign Assets
Schedule 3.43..............................................................................................Bank Accounts
Schedule 3.45.................................................................................................Affiliates
Schedule 11.13(a).............................................Automated Fuel-Injector Filter Assembly Cell Documentation
Schedule 11.13(b)................................................Approved Capital Expenditures and Related Documentation